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                                                                      EXHIBIT 1.

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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                GTECH CORPORATION

                            TRIO MERGER SUB CO., INC.

                                       AND

                        ON-POINT TECHNOLOGY SYSTEMS, INC.

                           DATED AS OF JANUARY 7, 2000

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                                TABLE OF CONTENTS

ARTICLE I
            THE CONTRIBUTION AND THE MERGER

            Section 1.1        The Contribution and Spinco Stock Purchase......................................... 3
            Section 1.2        The Merger......................................................................... 3
            Section 1.3        Closing ........................................................................... 4
            Section 1.4        Effective Time of the Merger....................................................... 4
            Section 1.5        Directors and Officers of the Surviving Corporation................................ 4

ARTICLE II
            STOCKHOLDER APPROVAL

            Section 2.1        Stockholder Meeting................................................................ 4
            Section 2.2        Proxy Statement/Prospectus; Registration Statement................................. 5
            Section 2.3        No False or Misleading Statements.................................................. 6

ARTICLE III
            CONVERSION AND EXCHANGE OF SECURITIES

            Section 3.1        Conversion of Shares; Merger....................................................... 6
            Section 3.2        Dissenting Shares.................................................................. 8
            Section 3.3        Exchange of Certificates........................................................... 8
            Section 3.4        Certain Adjustments................................................................10
            Section 3.5        No Fractional Shares...............................................................11
            Section 3.6        No Liability.......................................................................11
            Section 3.7        Withholding........................................................................12

ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF BUYER

            Section 4.1        Organization.......................................................................12
            Section 4.2        Capitalization.....................................................................13
            Section 4.3        Subsidiaries.......................................................................13
            Section 4.4        Authority Relative to This Agreement...............................................13
            Section 4.5        Consents and Approvals; No Violations..............................................14
            Section 4.6        Litigation.........................................................................14
            Section 4.7        Information in Proxy Statement/Prospectus..........................................15
            Section 4.8        Brokers............................................................................15
            Section 4.9        Disclosure.........................................................................15


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
            Section 4.10       Funds Available.....................................................................15

ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Section 5.1        Organization........................................................................16
            Section 5.2        Capitalization......................................................................17
            Section 5.3        Authority Relative to This Agreement................................................18
            Section 5.4        Consents and Approvals: No Violations...............................................18
            Section 5.5        SEC Reports.........................................................................19
            Section 5.6        Litigation..........................................................................20
            Section 5.7        Absence of Undisclosed Liabilities..................................................20
            Section 5.8        No Default..........................................................................20
            Section 5.9        Taxes...............................................................................21
            Section 5.10       Property............................................................................22
            Section 5.11       Compliance with Laws; Authorizations................................................23
            Section 5.12       Regulatory Filings..................................................................24
            Section 5.13       Information in Proxy Statement/Prospectus...........................................24
            Section 5.14       Brokers.............................................................................25
            Section 5.15       Employee Benefit Plans; ERISA; Employee Relations...................................25
            Section 5.16       Environmental Matters...............................................................28
            Section 5.17       Opinion of Financial Advisor........................................................30
            Section 5.18       Contracts...........................................................................30
            Section 5.19       Intellectual Property...............................................................31
            Section 5.20       Voting Requirements; Takeover Statutes..............................................34
            Section 5.21       Disclosure..........................................................................35
            Section 5.22       Transactions with Affiliates........................................................35

ARTICLE VI
            CONDUCT OF BUSINESS PENDING THE MERGER

            Section 6.1        Conduct of Business by the Company Pending the Merger...............................35
            Section 6.2        Conduct of Buyer....................................................................37

ARTICLE VII
            ADDITIONAL AGREEMENTS

            Section 7.1        Access and Information..............................................................38
            Section 7.2        Solicitation........................................................................38
            Section 7.3        Filings; Other Action...............................................................40

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
            Section 7.4        Public Announcements................................................................42
            Section 7.5        Company Indemnification Provision; Insurance........................................42
            Section 7.6        Comfort Letter......................................................................43
            Section 7.7        Stockholder Litigation..............................................................43
            Section 7.8        Environmental Site Assessment.......................................................43
            Section 7.9        No Bylaw Amendment..................................................................43
            Section 7.10       Ancillary Amendments................................................................44
            Section 7.11       Compliance..........................................................................44
            Section 7.12       Appraisal...........................................................................44

ARTICLE VIII
            CONDITIONS TO CONSUMMATION OF THE MERGER

            Section 8.1        Conditions to Each Party's Obligation to Effect the Merger..........................44
            Section 8.2        Conditions to Obligation of the Company to Effect the Merger........................45
            Section 8.3        Conditions to Obligations of Buyer and Merger Sub to Effect the Merger..............45

ARTICLE IX
            TERMINATION

            Section 9.1        Termination by Mutual Consent.......................................................47
            Section 9.2        Termination by Either Buyer or the Company..........................................47
            Section 9.3        Termination by the Company..........................................................47
            Section 9.4        Termination Fee.....................................................................47
            Section 9.5        Termination by Buyer................................................................50
            Section 9.6        Effect of Termination and Abandonment...............................................50

ARTICLE X
            GENERAL PROVISIONS

            Section 10.1       Survival of Representations, Warranties and Agreements..............................51
            Section 10.2       Notices.............................................................................51
            Section 10.3       Descriptive Headings................................................................52
            Section 10.4       Entire Agreement; Assignment........................................................52
            Section 10.5       Governing Law.......................................................................52
            Section 10.6       Expenses............................................................................53
            Section 10.7       Amendment...........................................................................53
            Section 10.8       Waiver..............................................................................53

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
            Section 10.9       Counterparts; Effectiveness.........................................................53
            Section 10.10      Severability; Validity; Parties in Interest.........................................53
            Section 10.11      Enforcement of Agreement............................................................53
            SECTION 10.12      WAIVER OF JURY TRIAL................................................................53


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                             TABLE OF DEFINED TERMS

Adjustment Event....................................................................................... Section 3.4
Affiliate............................................................................................. Section 5.22
Ancillary Agreements...................................................................................... Recitals
Authorizations..................................................................................... Section 5.11(b)
Business Day........................................................................................... Section 1.3
Buyer..................................................................................................... Preamble
Buyer Expenses...................................................................................... Section 9.4(b)
Buyer Fee........................................................................................... Section 9.4(b)
Bylaw Amendments.......................................................................................... Recitals
Cancellation Agreements............................................................................. Section 3.1(c)
Cash Merger Consideration........................................................................... Section 3.1(b)
Cash Option and Warrant Consideration............................................................... Section 3.1(c)
Certificates........................................................................................ Section 3.1(d)
Closing................................................................................................ Section 1.3
Closing.Date........................................................................................... Section 1.3
Code................................................................................................ Section 5.9(d)
Company................................................................................................... Preamble
Company Acquisition Proposal........................................................................ Section 7.2(e)
Company Benefit Plan............................................................................... Section 5.15(a)
Company Commonly Controlled Entity................................................................. Section 5.15(a)
Company Common Stock...................................................................................... Recitals
Company Contracts.................................................................................. Section 5.18(a)
Company Disclosure Letter........................................................................... Section 5.1(b)
Company Intellectual Property...................................................................... Section 5.19(b)
Company Material Adverse Effect........................................................................ Section 5.1
Company Merger Consideration........................................................................ Section 3.1(b)
Company Option...................................................................................... Section 3.1(c)
Company Preferred Stock............................................................................. Section 5.2(a)
Company SAR's...................................................................................... Section 5.15(e)
Company Subsidiaries................................................................................ Section 5.1(b)
Company Warrant..................................................................................... Section 3.1(c)
Contracts.......................................................................................... Section 5.18(a)
Contribution.............................................................................................. Recitals
Contribution Agreement.................................................................................... Recitals
Control............................................................................................... Section 5.22
Dissenters Statute.................................................................................. Section 3.2(a)
Dissenting Shares................................................................................... Section 3.2(a)
Effective Time......................................................................................... Section 1.4
Encumbrance........................................................................................ Section 5.10(a)

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
Environmental Claims .............................................................................. Section 5.16(h)
Environmental Laws ................................................................................ Section 5.16(g)
ERISA ............................................................................................. Section 5.15(b)
Exchange Act ....................................................................................... Section 2.2(b)
GAAP .................................................................................................. Section 5.5
GCLN ....................................................................................................  Recitals
Governmental Entity ................................................................................... Section 4.5
Governmental Requirements ............................................................................. Section 4.5
Hazardous Materials ............................................................................... Section 5.16(d)
HLHZ ................................................................................................. Section 5.17
HSR Act ............................................................................................... Section 4.5
Indemnified Parties ................................................................................... Section 7.5
Intellectual Property ............................................................................. Section 5.19(a)
Interested Stockholder Resolution.................................................................. Section 5.20(b)
Liabilities ........................................................................................... Section 5.7
Licensed Software ................................................................................. Section 5.19(f)
Merger ..................................................................................................  Recitals
Merger Consideration ............................................................................... Section 3.1(b)
Merger Sub ..............................................................................................  Preamble
Merger Sub Common Stock ............................................................................ Section 3.1(a)
Merger Sub Consideration ........................................................................... Section 3.1(a)
Buyer Material Adverse Effect ......................................................................... Section 4.1
Option Agreement ........................................................................................  Recitals
Option and Warrant Consideration ................................................................... Section 3.1(c)
Owned Intellectual Property ....................................................................... Section 5.19(a)
Owned Software .................................................................................... Section 5.19(f)
Paying Agent .......................................................................................... Section 3.3
PBGC .............................................................................................. Section 5.15(b)
Person ................................................................................................ Section 3.5
Prior SEC Reports .................................................................................. Section 5.5(a)
Promissory Note .........................................................................................  Recitals
Proxy Statement/Prospectus ......................................................................... Section 2.2(a)
Registration Statement ............................................................................. Section 2.2(a)
Requisite Vote ..................................................................................... Section 8.1(d)
Retained Business ........................................................................................ Recitals
SEC ................................................................................................ Section 2.2(a)
SEC Reports ........................................................................................ Section 5.5(a)
Securities Act ..................................................................................... Section 2.2(a)
Shelf Registration Statement ....................................................................... Section 2.2(a)
Software .......................................................................................... Section 5.19(a)
Special Meeting ....................................................................................... Section 2.1

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
Spinco..................................................................................................  Recitals
Spinco Business.......................................................................................... Recitals
Spinco Common Stock...................................................................................... Recitals
Spinco Stock Merger Consideration.................................................................. Section 3.1(b)
Spinco Option and Warrant Consideration............................................................ Section 3.1(c)
Spinco Stock Purchase.................................................................................... Recitals
Stockholder Approval.............................................................................. Section 5.20(a)
Subsidiary......................................................................................... Section 4.3(a)
Superior Proposal.................................................................................. Section 7.2(e)
Surviving Corporation................................................................................. Section 1.2
Surviving Corporation Common Stock................................................................. Section 3.1(a)
Taxes.............................................................................................. Section 5.9(g)
Tax Indemnity Agreement.................................................................................. Recitals
Tax Returns........................................................................................ Section 5.9(g)
Termination Fee....................................................................................... Section 9.4
Voting Agreement......................................................................................... Recitals


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                                   EXHIBITS

Exhibit A:      Form of Contribution Agreement

Exhibit B:      Form of Option / Warrant Settlement and Cancellation Agreement

Exhibit C:      Amendment to Stock Option Plans


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                      AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of January 7, 2000, by and among GTECH Corporation, a Delaware corporation ("Buyer"), Trio Merger Sub Co., Inc., a Nevada corporation and a wholly-owned subsidiary of Buyer ("Merger Sub"), and On-Point Technology Systems, Inc., a Nevada corporation (the "Company").

            A. Business Definition. As of the date hereof, the Company owns all the issued and outstanding common stock, par value $0.01 per share (the "Spinco Common Stock"), of e-Point Technologies, Inc. ("Spinco"). Spinco may engage in the business of (x) designing, developing, assembling, manufacturing, using, selling, licensing, leasing, servicing, supporting and maintaining point of sale vending terminals in connection with, or for use in, bill payment systems, including prepaid telephone cards, and (y) the processing and executing of high volume cash-oriented transactions, principally in retail environments, by electronic means, including, but not limited to e-commerce, but expressly excluding, in each case, without limitation, lottery-related applications (the "Spinco Business"). The "Retained Business" shall mean all of the businesses retained by the Company following the Contribution (as hereinafter defined), including, without limitation: the business of designing, developing, assembling, manufacturing, using, selling, licensing, leasing, servicing, supporting and maintaining point of sale vending terminals for lottery-related and other applications, but excluding bill payment system and prepaid cellular telephones and prepaid cellular telephone card applications.

            B. Business Separation. Prior to the Effective Time (as hereinafter defined), the Company will cause (i) all assets used exclusively in the Spinco Business, which are set forth on Exhibit A to the Contribution Agreement, (ii) all liabilities associated with the Spinco Business, including those which are set forth on Exhibit B to the Contribution Agreement, and (iii) a receivable due to the Company from Solutioneering, Inc. and all other assets and rights held by the Company (other than cash) related thereto or resulting therefrom (the "Contribution"), and the Company shall take such further steps set forth in the Contribution Agreement, between the Company and Spinco, in the form attached hereto as Exhibit A (the "Contribution Agreement") to separate more completely the Retained Business from the Spinco Business. Under the terms of the Contribution Agreement, no amendment, modification, discharge or waiver may be made with respect thereto prior to the Effective Time (as hereinafter defined) without the consent of Buyer.

            C. Spinco Stock Purchase. Pursuant to the Contribution Agreement and Section 1.1 hereof, Merger Sub, immediately prior to the Effective Time (as hereinafter defined), shall purchase from Spinco newly issued shares of Spinco Common

Stock for an aggregate cash purchase price specified in the Contribution Agreement (the "Spinco Stock Purchase").

            D. Transitional Agreements. The Company and Spinco intend to enter into the Facilities Sharing Agreement, the Manufacturing Services Agreement and the Intellectual Property License Agreement in the forms attached as Exhibits D, E and F to the Contribution Agreement (such agreements, together with the Contribution Agreement and the Option Agreement, the "Ancillary Agreements").

            E. The Merger. At the Effective Time, the parties intend to effect a merger of Merger Sub with and into the Company, with the Company being the surviving corporation (the "Merger"), the Company becoming a wholly owned subsidiary of Buyer and pursuant to which the holders of outstanding common stock of the Company, par value $0.01 per share (the "Company Common Stock") shall receive cash and Spinco Common Stock as provided herein.

            F. Board Approvals. The Board of Directors of Merger Sub, the Board of Directors of Buyer, the Stockholder of Merger Sub and the Board of Directors of the Company have each unanimously adopted this Agreement and approved the Merger, the Contribution, the other transactions contemplated by this Agreement and the Ancillary Agreements and the Interested Stockholder Resolution (as hereinafter defined).

            G. Voting Agreement. Buyer, Merger Sub and certain stockholders of the Company set forth therein have entered into a Voting Agreement, dated as of the date hereof (the "Voting Agreement"), pursuant to which such stockholders have agreed to vote in favor of approval of this Agreement, the Merger and the other transactions contemplated hereby. Buyer has made entering into the Voting Agreement a condition to its entering into this Agreement.

            H. Option Agreement. Buyer and the Company have entered into an Option Agreement, dated as of the date hereof (the "Option Agreement"), pursuant to which the Company has granted Buyer an option to purchase 2,035,638 newly issued shares of Company Common Stock on the terms and subject to the conditions set forth therein.

            I. Employment Agreement. The Company has entered into an Employment Agreement, dated as of the date hereof, with Frederick Sandvick in form and substance satisfactory to Buyer.

            J. Bylaw Amendment. The Bylaws of the Company and Spinco have been amended by a unanimous vote of each of the Company's and Spinco's Board of

Directors, respectively, so that Sections 78.378 to 78.3793 of the General Corporation Law of Nevada (the "GCLN") do not apply to the capital stock of the Company or Spinco or the holders thereof (the "Bylaw Amendments"), and the Company and the parties to the Voting Agreement have agreed not to amend hereafter the Bylaws of the Company or Spinco so as to cause Sections 78.378 to
78.3793 to apply to the Company Common Stock or the Spinco Common Stock or any stockholder of the Company or Spinco prior to the Effective Time (as hereinafter defined).

            K. Amendment and Restatement of Demand Note. Buyer and the Company have amended and restated the Subordinated Promissory Note Due August 15, 2000, dated November 10, 1999 (the "Promissory Note") between Buyer, as lender, and the Company, as borrower, to provide, among other things, for an increase in the amount that the Company may borrow thereunder.

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                ARTICLE I
                     THE CONTRIBUTION AND THE MERGER

            Section 1.1         The Contribution and Spinco Stock Purchase.
Upon the terms and subject to the conditions of the Contribution Agreement, immediately prior to the Effective Time (as hereinafter defined) , the Company shall effect the various transactions contemplated by the Contribution Agreement. Upon the terms and subject to the conditions hereof and in the Contribution Agreement, Merger Sub shall, immediately prior to the Effective Time, consummate the Spinco Stock Purchase and shall transfer all of the Spinco Common Stock so acquired to the Paying Agent pursuant to Section 3.3 hereof for payment of the Spinco Stock Merger Consideration (as hereinafter defined) to the stockholders of the Company and / or the Spinco Option and Warrant Consideration (as hereinafter defined) to the holders of Company Options (as hereinafter defined) and Company Warrants (as hereinafter defined).

            Section 1.2 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.4), Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall retain its current name. The Merger shall have the effects set forth in the GCLN. The Company and Merger Sub are, and the Surviving Corporation will be immediately following the Effective Time, Nevada corporations [and governed by

Nevada law]. The Company and Merger Sub have the addresses set forth on the signature pages hereof. Pursuant to the Merger, (a) the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Company, until thereafter amended as provided by law and such Articles of Incorporation, and (b) the Bylaws of the Surviving Corporation shall be the Bylaws of the Company, until thereafter amended as provided by law, such Bylaws, and the Articles of Incorporation of the Surviving Corporation.

            Section 1.3 Closing. The Company shall as promptly as practicable notify Buyer and Merger Sub, and Buyer shall as promptly as practicable notify the Company, when the conditions to such party's obligation to effect the Merger contained in Article VIII have been satisfied. The closing of the Merger (the "Closing") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, at 10:00 a.m., New York time, on the third Business Day after the later of these notices has been given (the "Closing Date"), unless another date or place is agreed to in writing by the parties hereto; provided, however, that the parties hereto agree to use all reasonable efforts to consummate the Closing by March 31, 2000 or as soon as practicable thereafter. "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

            Section 1.4 Effective Time of the Merger. The Merger shall become effective when properly executed Articles of Merger meeting the requirements of Sections 92A.200, 92A.210, 92A.220 and 92A.230 of the GCLN are duly filed with the Secretary of State of Nevada (the "Effective Time"), which filings shall be made at the time of or immediately after the Closing.

            Section 1.5 Directors and Officers of the Surviving Corporation. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation at the Effective Time, and shall hold office until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

                               ARTICLE II
                          STOCKHOLDER APPROVAL

            Section 2.1 Stockholder Meeting. In order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its stockholders (the

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


"Special Meeting"), as soon as practicable after the Proxy Statement/Prospectus (as hereinafter defined) is filed and the Registration Statement (as hereinafter defined) is declared effective, for the purpose of voting upon the adoption and approval of this Agreement, the Merger, the Contribution and the other transactions contemplated hereby and by the Ancillary Agreements. Except as otherwise provided in Section 7.2(b), the Company shall include in the Proxy Statement/Prospectus (as hereinafter defined) the recommendation of the Board of Directors of the Company that stockholders of the Company vote in favor of the adoption and approval of this Agreement, the Merger, the Contribution and the other transactions contemplated hereby and by the Ancillary Agreements.

            Section 2.2 Proxy Statement/Prospectus; Registration Statement. (a) In connection with the solicitation of approval of the principal terms of this Agreement and the Merger by the Company's stockholders, the Company shall as promptly as practicable prepare and file with the Securities and Exchange Commission (the "SEC") a preliminary proxy statement relating to the Merger, this Agreement and the other transactions contemplated hereby, which proxy statement, in definitive form, shall also constitute a prospectus of Spinco with respect to the Spinco Common Stock to be issued in the Merger (such proxy statement and prospectus, together with all supplements and amendments thereof, are referred to herein as the "Proxy Statement/Prospectus"). The Proxy Statement/Prospectus is to be filed with the SEC as part of a registration statement on Form S-4 (the "Registration Statement") for the purpose of registering such shares of Spinco Common Stock under the Securities Act of 1933, as amended (the "Securities Act"). The Company and Spinco shall prepare and as promptly as reasonably practicable file with the SEC the Registration Statement and the Proxy Statement/Prospectus included therein, and use all reasonable efforts to obtain and furnish the information required to be included by the SEC in the Registration Statement, the Proxy Statement/Prospectus and any registration statement required to be filed pursuant to Section 11 of the Contribution Agreement (the "Shelf Registration Statement"). The Company shall respond as promptly as reasonably practicable to any comments made by the SEC with respect to the Registration Statement, the Proxy Statement/Prospectus and the Shelf Registration Statement, and shall use all reasonable efforts to have the Registration Statement and the Shelf Registration Statement declared effective by the SEC at the earliest practicable date.

            (b) The Company and Spinco shall take any other actions required to be taken under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act and make any and all other filings required to be made under the Exchange Act or the Securities Act. The Company shall consult with Buyer and provide Buyer and its counsel a reasonable opportunity to review all filings with and responses from the SEC. The Company, after consultation with Buyer, shall also take any other action required to be taken under applicable state securities laws in connection with the Merger, the Contribution and the other transactions contemplated hereby and by the Ancillary Agreements.

            Section 2.3 No False or Misleading Statements. The information provided and to be provided by each of Buyer, Merger Sub, Spinco and the Company specifically for use in the Registration Statement, the Proxy Statement/Prospectus and the Shelf Registration Statement shall not, with respect to the information supplied by such party, on the date it becomes effective, and on the date upon which it is mailed to the stockholders of the Company or on the date upon which approval of the Merger by the stockholders of the Company is obtained or, in the case of the Shelf Registration Statement, on the date upon which any shares of Spinco Common Stock are issued pursuant thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Buyer, Merger Sub, and the Company agrees, and the Company agrees to cause Spinco, to correct as promptly as reasonably practicable any such information provided by it that shall have become false or misleading in any material respect. The Company shall as promptly as practicable take all steps reasonably necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Registration Statement, the Proxy Statement/Prospectus and the Shelf Registration Statement so as to correct the same and to cause the Registration Statement, the Proxy Statement/Prospectus and the Shelf Registration Statement as so corrected to be disseminated to the Company's stockholders to the extent required by applicable law. The Registration Statement, the Proxy Statement/Prospectus and the Shelf Registration Statement shall comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act, and other applicable law.

                                  ARTICLE III
                     CONVERSION AND EXCHANGE OF SECURITIES

            Section 3.1 Conversion of Shares; Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or any holder of any of the following securities:

            (a) Each share of common stock, par value $0.01 per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one duly authorized, validly issued, fully paid and nonassessable share (the "Merger Sub Consideration") of common stock, par value $0.01 per share, of the Surviving Corporation (the "Surviving Corporation

Common Stock"), which shall represent all of the outstanding shares of Surviving Corporation Common Stock after giving effect to the transactions contemplated hereby.

            (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, $3.00 (as adjusted pursuant to Section 3.4, the "Cash Merger Consideration") and one half of a share of Spinco Common Stock (the "Spinco Stock Merger Consideration", and together with the Cash Merger Consideration, the "Company Merger Consideration").


            (c) At or immediately prior to the Effective Time, each option to purchase shares of Company Common Stock outstanding (each, a "Company Option") and each warrant to purchase (or exchange for or into) shares of Company Common Stock (each, a "Company Warrant"), shall be canceled, and Buyer and the Surviving Corporation shall cause the Paying Agent (as hereinafter defined) to pay and distribute to each holder thereof, on or about the ninetieth day following the Effective Time, consideration for the Company Options and Company Warrants, as the case may be, held by such holder in an amount equal to the sum of (x) a cash payment (the "Cash Option and Warrant Consideration"), to be reduced by all applicable withholding taxes, equal to
(i) the excess, if any, of the Cash Merger Consideration over the per share exercise, conversion or similar price per share of Company Common Stock covered by such Company Options and Company Warrants, whether or not vested or fully vested, multiplied by (ii) the number of shares of Company Common Stock covered by such Company Options and Company Warrants, whether or not vested or fully vested, plus (y) in the case of vested Company Options and Company Warrants, one half of a share of Spinco Common Stock per each share of Company Common Stock covered by such vested Company Options and Company Warrants (the "Spinco Option and Warrant Consideration", and, together with the Cash Option and Warrant Consideration, the "Option and Warrant Consideration"). No interest shall accrue or be paid on the Option and Warrant Consideration. The Company shall take all reasonable actions necessary or advisable with regard to any Company Benefit Plan (as hereinafter defined) or Company Option or Company Warrant in order to implement the changes to such Company Option or Company Warrant described in this Section 3.1(c). Notwithstanding anything herein to the contrary, unless otherwise determined by the Company, no Option and Warrant Consideration shall be paid to any holder of Company Options or Company Warrants if such holder has not signed, prior to the Effective Time, an option settlement and cancellation agreement or a warrant settlement and cancellation agreement, as the case may be, substantially in the form attached hereto as Exhibit B (the "Cancellation Agreements"). The Company shall use its best efforts to cause each holder of Company Options or Company Warrants to sign a Cancellation Agreement prior to the Effective Time.

            (d) On and after the Effective Time, all shares of Merger Sub Common Stock or Company Common Stock converted as provided in this Section
3.1 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares of Merger Sub Common Stock or Company Common Stock (the "Certificates") shall thereafter represent the right to receive, upon the surrender of such Certificate in accordance with the provisions of Section 3.3, only the Merger Sub Consideration or the Merger Consideration, as the case may be. The holders of such Certificates previously evidencing such shares of Merger Sub Common Stock or Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Merger Sub Common Stock or Company Common Stock except as otherwise provided herein or by law.

            Section 3.2 Dissenting Shares. (a) Notwithstanding anything in this Agreement to the contrary, each share of Company Common Stock which is issued and outstanding immediately prior to the Effective Time and which is held by a stockholder who has properly exercised dissenters' rights with respect thereto, if dissenters' rights are provided with respect to the transactions contemplated hereby, in accordance with Sections 92A.300 to 92A.500 of the GCLN (the "Dissenters Statute" and such shares "Dissenting Shares") shall not be converted into the right to receive the Company Merger Consideration, but holders of Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Dissenters Statute, except that any Dissenting Shares held by a stockholder who shall thereafter withdraw such demand for payment of fair value or lose the right to such payment as provided in the Dissenters Statute shall thereupon be deemed to have been converted into, at the Effective Time, the right to receive the Company Merger Consideration applicable to such shares, without any interest thereon.

            (b) The Company shall give Buyer (i) prompt notice of its receipt of (x) any written notice or demand under the Dissenters Statute with respect to any Company Common Stock, (y) any withdrawal of any such notice or demand, and (z) any other instruments delivered pursuant to the Dissenters Statute, including in each case details regarding the number of Dissenting Shares and the holders thereof, and (ii) the right to participate in all negotiations and proceedings with respect to any demands under the Dissenters Statute with respect to any Company Common Stock. The Company shall cooperate with Buyer concerning, and shall not, except with the prior written consent of Buyer, voluntarily make any payment with respect to, or offer to settle or settle, any such demands.

            Section 3.3 Exchange of Certificates. (a) Prior to the Effective Time, Buyer shall designate a commercial bank or trust company organized under the laws of the

United States or any state of the United States with capital, surplus and undivided profits of at least $100 million to act as paying agent with respect to (i) the Company Merger Consideration and (ii) the Option and Warrant Consideration (the "Paying Agent"). At or prior to the Effective Time, Buyer shall make available to the Paying Agent sufficient funds, and Buyer, Merger Sub and the Company shall make available to the Paying Agent a sufficient number of shares of Spinco Common Stock, including all of the shares of Spinco Common Stock acquired by Merger Sub in the Spinco Stock Purchase, to pay the aggregate Company Merger Consideration and the aggregate Option and Warrant Consideration. Such shares of Spinco Common Stock delivered to the Paying Agent shall constitute all of the shares of Spinco Common Stock issued and outstanding at the Effective Time. No interest shall accrue or be paid on the cash or other consideration payable upon the surrender of any Certificates. As soon as practicable after the Effective Time, the Surviving Corporation will cause the Paying Agent to mail to each record holder of Certificates and each holder of Company Options and Company Warrants other than Buyer a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment.

            (b) Upon the surrender of each Certificate representing shares of Company Common Stock, the Surviving Corporation shall cause the Paying Agent to issue to the holder of such Certificate the product of the Company Merger Consideration and the number of shares represented by such Certificate, and such Certificate shall forthwith be canceled. Upon the surrender of each Certificate representing shares of Merger Sub Common Stock, the Surviving Corporation shall cause the Paying Agent to issue to the holder of such Certificate the product of Merger Sub Consideration and the number of shares represented by such Certificate, and such Certificate shall forthwith be canceled. Subject to execution of the Cancellation Agreements as provided in
Section 3.1(c), the Surviving Corporation shall cause the Paying Agent to issue on or about the ninetieth day following the Effective Time, to each holder of Company Options or Company Warrants, the Option and Warrant Consideration applicable to such Company Option or Company Warrant, and such Company Option or Company Warrant shall forthwith be canceled. Until so surrendered and exchanged, each such Certificate, Company Option or Company Warrant that prior to the Effective Time represented shares of Merger Sub Common Stock, Company Common Stock or rights to acquire Company Common Stock, as the case may be, shall represent solely the right to receive the applicable Company Merger Consideration, Merger Sub Consideration or Option and Warrant Consideration, except as otherwise set forth in the last sentence of Section 3.1(c). If payment is to be made to a person other than the person in whose name the Certificates surrendered are registered, it shall be a condition of payment that the Certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting the payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificates surrendered or establish to the satisfaction of the Surviving Corporation that the tax has been paid or is not applicable.

            (c) Any funds or shares of Spinco Common Stock delivered or made available to the Paying Agent pursuant to Section 3.3(a) and not exchanged for Certificates, Company Options or Company Warrants within one year after the Effective Time will be returned by the Paying Agent to the Surviving Corporation, which thereafter will act as Paying Agent to the Surviving Corporation, subject to the rights of holders of unsurrendered Certificates under this Section 3.3, and any former stockholders of the Company who have not previously exchanged their Certificates or holders of Company Options or Company Warrants who have not exchanged such Company Options or Company Warrants will thereafter be entitled to look only to the Surviving Corporation for payment of their claim for the consideration set forth in Section 3.1(b), without any interest, but will have no greater rights against the Surviving Corporation than may be accorded to general creditors thereof under applicable law. If any Certificates, Company Options or Company Warrants shall not have been surrendered immediately prior to such date on which any payment in respect thereof would otherwise escheat to or become the property of any governmental unit or agency, the payment in respect of such Certificates, Company Options or Company Warrants shall, to the extent required by applicable laws, be transferred to and become the property of any such applicable governmental unit or agency, and Buyer and the Surviving Corporation shall thereafter be free and clear of all claims of interest of any person previously entitled thereto.

            (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Merger Sub Common Stock or Company Common Stock. If, after the Effective Time, Certificates formerly representing shares of Merger Sub Common Stock or Company Common Stock or Company Options or Company Warrants are presented to the Surviving Corporation, they shall be canceled and (subject to applicable abandoned property, escheat and similar laws) exchanged for the applicable Company Merger Consideration or Option and Warrant Consideration, as and to the extent provided in this Article III.

            (e) No dividends or other distributions declared or made after the Effective Time with respect to shares of Surviving Corporation Common Stock shall be paid to the holder of any unsurrendered Certificate.

            Section 3.4 Certain Adjustments. If after the date hereof and on or prior to the Effective Date the outstanding shares of Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur, other than the recapitalization pursuant to the Merger as contemplated hereby (any such action, an "Adjustment Event"), the Company Merger Consideration shall be adjusted to provide to the holders of Company Common Stock the same cash consideration, in the aggregate, as contemplated by this Agreement prior to such Adjustment Event. For the avoidance of doubt, an Adjustment Event shall not include the Contribution, the Spinco Stock Purchase or the distribution of Spinco Common Stock pursuant to the Merger.

            Section 3.5 No Fractional Shares. Notwithstanding anything herein to the contrary, no certificate or scrip representing fractional shares of Spinco Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of Spinco. All fractional shares of Spinco Common Stock that a holder of Company Common Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying (i) the mean between the highest and lowest quoted selling prices per share of Spinco Common Stock [on Nasdaq] on the first business day that such stock is traded, by (ii) the fraction of a share of Spinco Common Stock to which such holder would otherwise have been entitled. Spinco shall timely make available to the Payment Agent any cash necessary to make payments in lieu of fractional shares as aforesaid. Alternatively, Spinco shall have the option of instructing the Payment Agent to aggregate all fractional shares of Spinco Common Stock, sell such shares in the public market and distribute to holders of Company Common Stock who otherwise would have been entitled to such fractional shares of Spinco Common Stock a pro rata portion of the proceeds of such sale. No such cash in lieu of fractional shares of Spinco Common Stock shall be paid to any holder of Company Common Stock until Certificates formerly representing such Company Common Stock are surrendered and exchanged in accordance with Section 3.3.

            Section 3.6 No Liability. Neither Buyer, Merger Sub, the Company, the Paying Agent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock or Company Options or Company Warrants for any Company Merger Consideration or Option and Warrant Consideration in respect of such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. In the event any Certificate or Company Options or Company Warrants shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate or Company Options or Company Warrants to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in customary form and amount as indemnity against any claim that may be made against it with respect to such Certificate or Company Options or Company Warrants, the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Certificate or Company Options or Company Warrants the applicable Company Merger Consideration or Option and Warrant Consideration, without any interest or other payments thereon.

            "Person" or "person" shall mean any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Entity (as hereinafter defined) or other entity.

            Section 3.7 Withholding. Notwithstanding anything to the contrary, all payments made under this Article III shall be net of any required withholding Taxes (as hereinafter defined).

                               ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer and Merger Sub jointly and severally represent and warrant to the Company as follows:

            Section 4.1 Organization. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. Merger Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Buyer, or materially adversely affect the ability of Buyer or Merger Sub to consummate the transactions contemplated hereby (a "Buyer Material Adverse Effect"). Merger Sub is a direct, wholly-owned, subsidiary of Buyer that was incorporated on January 5, 2000 and has conducted no business except in connection with the transactions contemplated hereby and has no material liabilities. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority and all necessary governmental approvals, to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. Buyer is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have an Buyer Material Adverse Effect.

            Section 4.2 Capitalization. As of the date hereof: (i) the authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, and (ii) 1,000 shares of Merger Sub Common Stock were issued, outstanding and held by Buyer. All of the issued and outstanding shares of capital stock of Merger Sub are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, there are no shares of capital stock of Merger Sub issued or outstanding or any agreements or commitments obligating Merger Sub to issue or acquire any shares of its capital stock.

            Section 4.3         Subsidiaries.  (a)  Merger Sub has no
Subsidiaries.

            "Subsidiary" or "subsidiary" shall mean each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

            (b) Merger Sub does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Person.

            Section 4.4 Authority Relative to This Agreement. Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by the Board of Directors of Merger Sub, and by Buyer, and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or the transactions contemplated hereby. Buyer has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer, and no other proceedings on the part of Buyer are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Merger Sub and Buyer and (assuming this Agreement constitutes a valid and binding obligation of the Company) constitutes a valid and binding agreement of Merger Sub and Buyer, enforceable against Merger Sub and Buyer in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

            Section 4.5         Consents and Approvals; No Violations. Except
(a) for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act, the Securities Act and the rules of the National Association of Securities Dealers, Inc. and the Nasdaq National Market, the rules of the New York Stock Exchange, Inc., state securities or blue sky laws and the regulations promulgated thereunder and the filing of the Articles of Merger as required by the GCLN (collectively, the "Governmental Requirements"), or (b) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body, stock exchange or other authority (a "Governmental Entity") would not prevent or delay the consummation of the Merger, or otherwise prevent Buyer or Merger Sub from performing its obligations under this Agreement, and would not individually or in the aggregate reasonably be expected to have a Buyer Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by Buyer or Merger Sub and the consummation of the transactions contemplated hereby. Neither the execution, delivery or performance of this Agreement by Buyer or Merger Sub, nor the consummation by Buyer or Merger Sub of the Merger and the other transactions contemplated hereby, nor compliance by Buyer or Merger Sub with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Certificate of Incorporation or Bylaws of Merger Sub or similar organizational documents of Buyer, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation) under, any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Buyer or Merger Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or Merger Sub or any of their properties or assets, except in the case of clauses (ii) and (iii), for violations, breaches, defaults, terminations, cancellations, accelerations, vestings, payments, exercises, creations, impositions, suspensions or revocations which would not individually or in the aggregate reasonably be expected to have a Buyer Material Adverse Effect.

            Section 4.6 Litigation. There is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the knowledge of Buyer, threatened against or affecting Buyer or Merger Sub, which, individually or in the aggregate, would reasonably be expected to have a Buyer Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Buyer or Merger Sub having, or which, insofar as can reasonably be foreseen, in the future would reasonably be expected to have a Buyer Material Adverse Effect.

            Section 4.7 Information in Proxy Statement/Prospectus. None of the information supplied by Buyer or Merger Sub for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date mailed to stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            Section 4.8 Brokers. No person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by Buyer or Merger Sub in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by and on behalf of Buyer or Merger Sub.

            Section 4.9 Disclosure. No representation or warranty by Buyer or Merger Sub contained in or made pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading. There is no fact known to Buyer or Merger Sub which would reasonably be expected to have a Buyer Material Adverse Effect which has not been set forth in this Agreement.

            Section 4.10 Funds Available. Buyer has funds available to consummate the Spinco Stock Purchase and to pay the Cash Merger Consideration and the Cash Option and Warrant Consideration.

                                ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except as otherwise disclosed to Buyer in the Company's Prior SEC Reports (as hereinafter defined) or the Company Disclosure Letter, and except as contemplated for or by the Ancillary Agreements, the Company represents and warrants to Buyer as follows:

            Section 5.1 Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted, except for such governmental approvals, the failure of which to have, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (as hereinafter defined). The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole, or materially adversely affect the ability of Company to consummate the transactions contemplated hereby (a "Company Material Adverse Effect").

            (b) Section 5.1(b) of a letter delivered to Buyer prior to the execution hereof (which letter is incorporated herein and made a part hereof) (the "Company Disclosure Letter") sets forth the name of each subsidiary of the Company (collectively, the "Company Subsidiaries") and the state or jurisdiction of its incorporation or organization. Each Company Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate or other similar power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where any failure of the aforementioned to be the case would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where any failure of the aforementioned to be the case would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            (c) The Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Company Subsidiaries, there are no proxies with respect to any such shares, and no equity securities of any Company Subsidiary are or may become required to be issued, and there are no understandings or arrangements by which the Company or any Company Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of capital stock of any Company Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. All of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any Encumbrances or restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

            (d) Except for the Company Subsidiaries, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to the Company.

            Section 5.2 Capitalization. (a) As of the date hereof: (i) the authorized capital stock of the Company consisted of 20,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, no par value (the "Company Preferred Stock"), (ii) 10,266,401 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding, (iii) Company Options to acquire 2,150,530 shares of Company Common Stock were issued and outstanding under the stock incentive plans of the Company and otherwise, and
(iv) Company Warrants to acquire 1,580,000 shares of Company Common Stock were issued and outstanding. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, there are no shares of capital stock of the Company issued or outstanding, no options, warrants or rights for, or other securities convertible into, capital stock of the Company, and no agreements or commitments obligating the Company to issue, sell or acquire any shares of its capital stock.

            (b) All of the shares of Surviving Corporation Common Stock reserved for issuance in exchange for shares of Merger Sub Common Stock in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

            (c) As of the date hereof, the Company owns all of the issued and outstanding shares of Spinco Common Stock. As of the Closing Date, the Company will own all of the issued and outstanding shares of Spinco Common Stock other than the shares issued pursuant to the Spinco Stock Purchase. Such shares, together with any shares owned by Merger Sub pursuant to the Spinco Stock Purchase, will constitute a sufficient number of shares of Spinco Common Stock to issue the Spinco Stock Merger Consideration with respect to each share of Company Common Stock outstanding and the Spinco Option and Warrant Consideration with respect to each Company Option and Company Warrant outstanding.

            Section 5.3 Authority Relative to This Agreement. The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and by the Ancillary Agreements have been duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company, other than the Company obtaining stockholder approval pursuant to Section 2.1, are necessary to authorize this Agreement, the Merger, the Contribution and the other transactions contemplated hereby and by the Ancillary Agreements. Subject to the foregoing, this Agreement has been duly and validly executed and delivered by the Company and (assuming this Agreement constitutes a valid and binding obligation of Buyer and Merger Sub) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

            Section 5.4 Consents and Approvals: No Violations. Except as set forth on Section 5.4 of the Company Disclosure Letter, and except (a) for the applicable Governmental Requirements or (b) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity would not prevent or delay the consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement. Except as set forth on Section 5.4 of the Company Disclosure Letter, no consent or approval of any other party (including, but not limited to, any party to any Company Contracts (as defined below)) is required to be obtained by the Company or any Company Subsidiary for the execution, delivery or performance of this Agreement or the performance by the Company of the transactions contemplated hereby, except for such consents the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of the Company, or similar organizational documents of any of the Company Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their properties or assets are bound (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or the Company Subsidiaries or any of their properties or assets, (iv) result in the creation or imposition of any Encumbrance on any asset of the Company or any Company Subsidiary or (v) cause the suspension or revocation of any certificate of authority, permit, license, governmental authorization, consent or approval necessary for the Company or any of the Company Subsidiaries to conduct its business as currently conducted, except in the case of clauses
(ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, vestings, payments, exercises, creations, impositions, suspensions or revocations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            Section 5.5 SEC Reports. (a) The Company has filed with the SEC and made available to Buyer true and complete copies of each registration statement, report and proxy or information statement (including exhibits and any amendments thereto) filed or required to be filed by the Company with the SEC since January 1, 1997 (collectively, the "SEC Reports", and such SEC Reports filed prior to the date hereof, the "Prior SEC Reports"). As of the respective dates the SEC Reports were filed with the SEC or amended, each of the Company SEC Reports (i) complied as to form in all material respects with all applicable requirements of the Securities Act and Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or fail to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim consolidated financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in the Company SEC Reports fairly presents in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended (subject to normal year-end adjustments, in the case of any unaudited interim financial statements) except that the interim, financial statements do not include complete footnotes required by GAAP. All material agreements, contracts and other documents required to be filed as exhibits to any of the SEC Reports have been so filed.

            (b) Since December 31, 1998, except as set forth in the Prior SEC Reports or as contemplated by this Agreement or the Contribution Agreement, the Company has conducted its business only in the ordinary course consistent with past practice and (i) there has not been, occurred or arisen any change in, or any event (including any damage, destruction or loss whether or not covered by insurance), condition or state of facts of any character that, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect, whether or not arising in the ordinary course of business, and (ii) neither the Company nor any Company Subsidiary has taken or failed to take any action the taking of which or failure of which to take, as the case may be, would have caused the Company to have violated the provisions of Section 6.1 hereof if they had then been applicable to the Company and the Company Subsidiaries during such period.

            Section 5.6 Litigation. Except as set forth in the Prior SEC Reports, there is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of the Company Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may reasonably be expected to have, a Company Material Adverse Effect.

            Section 5.7 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in the Company's financial statements (or reflected in the notes thereto) included in the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 1999, the Company and the Company Subsidiaries do not have any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise) ("Liabilities") required by GAAP to be set forth on a balance sheet of the Company or any Company Subsidiary prepared in accordance with GAAP applied on a consistent basis, other than (i) Liabilities arising since December 31, 1998 in the ordinary course of business or (ii) Liabilities subsequent to such date outside of the ordinary course of business that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

            Section 5.8 No Default. Neither the Company nor any of the Company Subsidiaries is in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of (a) its organizational documents, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which they or any of their properties or assets are bound, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their properties or assets, or (d) any permit, license, governmental authorization, consent or approval necessary for the Company or any of the Company Subsidiaries to conduct their respective businesses as currently conducted, except in the case of clauses (b), (c) and (d) above for breaches, defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            Section 5.9 Taxes. Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1998:

            (a) (i) all material Tax Returns relating to the Company or any of the Company Subsidiaries required to be filed have been filed, (ii) all such Tax Returns are true and correct in all material respects, (iii) all Taxes shown as due and payable on such Tax Returns, and all material Taxes (whether or not reflected on such Tax Returns) relating to the Company or any of the Company Subsidiaries required to be paid have been paid, (iv) adequate reserves have been made on the most recent financial statements included in the Prior SEC Reports in accordance with GAAP for all Taxes relating to the Company or any of the Company Subsidiaries for all taxable periods or portions thereof accrued through the date of such financial statements, and (v) the Company and the Company Subsidiaries have duly and timely withheld all material Taxes required to be withheld and such withheld Taxes have been either duly and timely paid or properly set aside in accounts for such purpose and will be duly and timely paid.

            (b) no written agreement or other written document waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes relating to the Company or any of the Company Subsidiaries and no power of attorney with respect to any such Taxes has been filed or entered into with any taxing authority. The time for filing any Tax Return relating to the Company or any of the Company Subsidiaries has not been extended to a date later than the date of this Agreement.

            (c) (i) no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Return of the Company or any of the Company Subsidiaries, and (ii) no taxing authority is now asserting in writing any deficiency or claim for Taxes or any adjustment to Taxes with respect to which the Company or any of the Company Subsidiaries may be liable.

            (d) none of the Company and the Company Subsidiaries (i) is a party to or bound by or has any obligation under any written Tax sharing, Tax indemnity or similar agreement or arrangement (including, without limitation, the Tax indemnification provisions of any merger or disposition agreement),
(ii) is or has been a member of any
consolidated, combined or unitary group for purposes of filing Tax Returns or paying Taxes (other than such a group the common parent of which is the Company) or (iii) has entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code"), or any predecessor provision or any similar provision of state or local law.

            (e) none of the assets of the Company or any of the Company Subsidiaries are subject to any Tax lien (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and which have been properly reserved for in the books and records of the Company).

            (f) neither the Company nor any of the Company Subsidiaries will, as a result of the transaction contemplated by this Agreement, make or become obligated to make any "parachute payment" as defined in Section 280G of the Code.

            (g) As of the end of the day immediately preceding the Closing Date, the Company will have no less than $9.3 million of net operating loss carryovers (determined without giving effect to any transaction contemplated by this Agreement or the Ancillary Agreements) for U.S. federal income tax purposes.

            (h) "Taxes" shall mean all federal, state, local or foreign income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers' compensation, withholding, estimated or other similar taxes, duties, fees, assessments or other governmental charges or deficiencies thereof (including all interest and penalties thereon and additions thereto). "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amendments to any of the foregoing relating to Taxes.

            Section 5.10 Property. (a) Each of the Company and the Company Subsidiaries (i) has good and valid title to all assets owned by it, tangible and intangible, (other than owned real property) free and clear of all Encumbrances, except for such Encumbrances that are not, individually or in the aggregate, reasonably expected to have a Company Material Adverse Effect, and
(ii) owns, has valid leasehold interests in or valid contractual rights to use all other assets used by, or necessary for the conduct of, its business, except where the failure to have such ownership, valid leasehold interests or such valid contractual rights are not, individually or in the aggregate, reasonably expected to have a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries shall transfer any such assets used by or necessary for the conduct of the Retained Business to Spinco at or prior to the Effective Time. "Encumbrance" shall mean any mortgage, pledge, lien, charge, encumbrance, defect, security interest, claim, option or restriction of any kind.

            (b) Except as would not reasonably be expected to result in a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries owns any real property. None of the assets to be transferred to Spinco at or prior to the Effective Time are assets used by or necessary for the conduct of the Retained Business.

            (c) Section 5.10(c) of the Company Disclosure Letter sets forth a list, which is accurate and complete in all material respects, of each material real property lease under which the Company or any of the Company Subsidiaries is a tenant, and the Company has made a true and complete copy of each such lease available to Buyer. The Company and each Company Subsidiary is in peaceful and undisturbed possession of the space and/or estate under each lease under which it is a tenant, and there are no defaults by it as tenant thereunder, except for such disturbances or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            Section 5.11 Compliance with Laws; Authorizations. (a) The business of the Company and each of the Company Subsidiaries is being conducted in compliance with all applicable laws, including, without limitation, all gaming laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, and any other codes, laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity relating to the offer and sale of the Company's and the Company Subsidiaries' products or services, the marketing of any such products or services to potential purchasers, or any joint venture with any other party relating to the foregoing, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance with such laws, except, in each case, for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            (b) The Company, and each of the Company Subsidiaries, has all certificates of authority, approvals, authorizations, permits and licenses, the use and exercise of which are necessary for the conduct of its business as now conducted ("Authorizations"), other than such Authorizations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The business of the Company and each of the Company Subsidiaries has been and is being conducted in compliance with all such Authorizations, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company after due inquiry or as would not reasonably be likely, individually or in the aggregate, to result in a Company Material Adverse Effect, all such Authorizations are in full force and effect, and there is no proceeding or investigation pending or threatened and no communication, whether written or oral, which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Authorization. Section 5.11(b) of the Company Disclosure Letter sets forth a list of each material Authorization.

            (c) Neither the Company nor any Company Subsidiary has entered into any agreements or stipulations with any Governmental Entity, and no judgments, decrees, injunctions, fines or orders of any Governmental Entity have been issued with respect to the Company and the Company Subsidiaries, which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

            Section 5.12 Regulatory Filings. The Company has made available for inspection by Buyer complete copies of all material registrations, filings and submissions made since January 1, 1997 by the Company or any of the Company Subsidiaries with any Governmental Entity and any reports of examinations publicly issued or delivered to the Company since January 1, 1997 by any such Governmental Entity that relate to the Company or any of the Company Subsidiaries. The Company and the Company Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any Governmental Entity, except where the failure to file, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; and all such reports, statements, documents, registrations, filings or submissions were true, complete and accurate and complied with applicable law when filed except for such inaccuracies and noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and no material deficiencies have been asserted by any such Governmental Entity with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied, except for such deficiencies as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            Section 5.13 Information in Proxy Statement/Prospectus. None of the information supplied or caused to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement/Prospectus or the Registration Statement will, and the Proxy Statement/Prospectus and the Registration Statement (or any amendment thereof or supplement thereto, in each case) will not, at the date it is mailed or becomes effective, respectively, and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading , except that no representation is made by the Company with respect to statements made therein based on information supplied by Buyer or Merger Sub for inclusion in the Proxy Statement/Prospectus or the Registration Statement. The Proxy Statement/Prospectus and the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

            Section 5.14 Brokers. No person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Company or any Company Subsidiary in connection with the Merger or the other transactions contemplated hereby based upon arrangements made by and on behalf of the Company.

            Section 5.15 Employee Benefit Plans; ERISA; Employee Relations. (a) Except as contemplated by this Agreement and the Ancillary Agreements, Section 5.15(a) of the Company Disclosure Letter sets forth a complete and accurate list of: (i) all severance, employment, consulting, change of control, retention and all other similar agreements between the Company or any Company Subsidiary and any current or former employee, agent, independent contractor, officer or director, (ii) all severance programs, policies and practices of the Company and each of the Company Subsidiaries,
(iii) all plans or arrangements of the Company and each of the Company Subsidiaries relating to its respective current or former employees, agents, independent contractors, officers or directors that contain change in control provisions, including in all cases any and all amendments thereto, and (iv) all Company Benefit Plans. For purposes of this Agreement, "Company Benefit Plan" shall mean any pension, post-retirement benefit, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, equity-based award, retirement, vacation, disability, death benefit, hospitalization or other medical, dental, accident, disability, life or other insurance, supplemental unemployment benefits, material bonus, fringe and other welfare benefit plan, program, policy, agreement or arrangement, and each other employee benefit plan, program, agreement, arrangement or understanding providing benefits to any current or former employee, agent, independent contractor, officer or director of the Company or any of the Company Subsidiaries, whether written or unwritten, that is or has been maintained or established by the Company or any other Person that, together with the Company, is treated as a single employer under Section 414 of the Code (each a "Company Commonly Controlled Entity"), or to which the Company or any Company Commonly Controlled Entity contributes or is obligated or required to contribute or with regard to which the Company or any of its Company Commonly Controlled Entities has knowledge of any event, transaction or condition that would reasonably be expected to result in any material liability at the Effective Time.

            (b) With respect to each Company Benefit Plan, to the extent applicable, the Company and the Company Subsidiaries have heretofore made available or have caused to be made available to Buyer true and complete copies of the following documents: (i) a copy of each written Company Benefit Plan and a summary of the essential terms of each unwritten Company Benefit Plan, (ii) a copy of the most recent annual report on Form 5500 and actuarial report, if required under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto, (iv) if the Company Benefit Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof, (v) the most recent determination letter received from the IRS with respect to each Company Benefit Plan intended to qualify under Section 401 of the Code and (vi) communications that the Company or any of the Company Subsidiaries has received from or sent to the Pension Benefit Guaranty Corporation (the "PBGC"), the Department of Labor, or the Internal Revenue Service concerning any termination of, withdrawal from or appointment of a trustee to administer any Company Benefit Plan or the failure or alleged failure to comply with any provision of ERISA or the Code with respect to any Company Benefit Plan, including any existing written description of any such oral communication.

            (c) (i) With respect to the Company Benefit Plans, no event has occurred and there exists no condition or set of circumstances, in connection with which the Company or any Company Commonly Controlled Entity could be subject to any liability under ERISA, the Code or any other applicable law (either directly or indirectly, including as a result of an indemnification obligation or any joint and several liability obligations) that, individually or in the aggregate, would result in a material liability to the Company or any of the Company Subsidiaries, (ii) no Company Benefit Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA or a "multiple employer plan" within the meaning of Section 4063 or 4064 of ERISA, (iii) each Company Benefit Plan has been administered substantially in accordance with its terms, and all the Company Benefit Plans have been operated and are in material compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements except in so far as a failure to so comply, whether individually or collectively, would not result in a material liability to the Company or any of the Company Subsidiaries, (iv) with respect to each plan intended to be a qualified plan under Section 401(a) of the Code, the IRS has issued a favorable determination letter with respect to the qualification of each such Company Benefit Plan and its related trust, if any, and the IRS has not taken any action to revoke any such letter and the Company knows of no event that has occurred since the date of such determination that would reasonably be expected to result in the disqualification of such plan, (v) there are no pending or, to the knowledge of the Company, threatened or anticipated actions, suits, claims, assessments, complaints, proceedings or investigations of any kind in any court or governmental agency with respect to any Company Benefit Plan (other than routine claims for benefits) that could reasonably be expected to result in a material liability to the Company or the Company Subsidiaries, (vi) each Company Benefit Plan satisfies all applicable minimum funding requirements under the Code and ERISA, except for any failure to satisfy such funding requirements that, individually or in the aggregate, has not had or resulted in a Company Material Adverse Effect, (vii) neither the Company nor any of the Company Subsidiaries would be liable for any amount pursuant to Section 4062, 4063 or 4064 of ERISA that, individually or in the aggregate, would have or result in a Company Material Adverse Effect, if any Company Benefit Plan were to terminate and (viii) no liability under Title I or IV of ERISA or the penalty or excise tax provisions of the Code has been incurred by the Company or any of the Company Subsidiaries that has not been satisfied in full, and no condition exists or event has occurred that presents a material risk to the Company or any of the Company Subsidiaries of incurring any such liability, other than liability for contributions due in the ordinary course and premiums due the PBGC (which contributions and premiums have been paid when due).

            (d) (i) No Company Benefit Plan provides for medical benefits (whether or not insured) to be made available with respect to current or former employees, agents, officers, directors or independent contractors (or any dependent of any of them) after retirement or other termination of service (other than (x) coverage mandated by applicable law or (y) benefits the full cost of which is borne by the current or former employee, agent, officer, director or independent contractor), and (ii) the consummation of the transactions contemplated by this Agreement will not (x) entitle any current or former employee, agent, independent contractor, director or officer of the Company or any of the Company Subsidiaries or any Company Commonly Controlled Entity to severance pay, golden parachute payment, or any other payment from the Company or a Company Subsidiary, except as expressly provided in this Agreement, (y) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, agent, independent contractor, director or officer, or (z) constitute a "change in control" under any Company Benefit Plan.

            (e) Section 5.15(e) of the Company Disclosure Letter sets forth a complete and accurate list of all Company Options outstanding as of the date of this Agreement (including the name of the Company Option holder and such person's relationship to the Company and the Company Subsidiaries, the vesting schedules, exercise periods and exercise prices thereof and of all Company stock appreciation rights ("Company SAR's") outstanding as of the date of this Agreement (including the name of the Company SAR holder and such person's relationship to the Company and the Company Subsidiaries) and the reference market prices thereof.

            (f) None of the employees of the Company or the Company Subsidiaries are represented by any labor organization and, to the knowledge of the Company, no union claims to represent these employees have been made. Neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of the Company Subsidiaries, and no collective bargaining agreement is being negotiated by the Company or Company Subsidiaries. Except as set forth in Section 5.15(f) of the Company Disclosure Letter, since January 1, 1996, there has not occurred any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of the Company or the Company Subsidiaries. There is no labor dispute, strike or work stoppage against the Company or Company Subsidiaries pending, or to the knowledge of the Company, threatened. Except as set forth in Section 5.15(f) of the Company Disclosure Letter, the Company and the Company Subsidiaries have complied with all applicable laws pertaining to the employment or termination of employment of their respective employees, including, without limitation, all such laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities, except for any failure so to comply that, individually and in the aggregate, has not had or resulted in a Company Material Adverse Effect.

            (g) The Company has amended each of its 1993 Stock Option Plan, 1994 Stock Option Plan and 1994 Stock Option Plan for Directors by an amendment substantially in the form attached hereto as Exhibit C.

            Section 5.16        Environmental Matters. Except as disclosed on
Section 5.16 of the Company Disclosure Letter: (a) The Company and each Company Subsidiary has obtained all material licenses, permits and other authorizations under Environmental Laws required for the conduct and operation of its business and is in compliance and at all times has been in material compliance with the terms and conditions contained therein, and is in material compliance and at all times has been in material compliance with all applicable Environmental Laws. No material violation of any applicable Environmental Law by the Company or any Company Subsidiary has at any time been alleged or threatened against the Company or any Company Subsidiary.

            (b) The Company and each Company Subsidiary is not subject to any environmental indemnification obligation regarding properties currently or formerly owned, leased or used by the Company or any Company Subsidiary except for indemnification obligations that would not, individually or in the aggregate, create a Company Material Adverse Effect.

            (c) There is no condition on, at or under any property (including, without limitation, the air, soil and ground water) currently or formerly owned, leased or used by the Company or any Company Subsidiary which has been created by the Company's or any Company Subsidiary's operations that would create material liability for the Company or any Company Subsidiary under applicable Environmental Laws.

            (d) There are no past or present actions, activities, circumstances, events or incidents by the Company or any Company Subsidiary (including but not limited to the release, emission, discharge, presence or disposal of any hazardous or toxic substance or material regulated under Environmental Laws including, without limitation, asbestos polychorinated biphenyls, petroleum products or by-products ("Hazardous Materials") that are reasonably likely to form the basis of a material claim under Environmental Laws.

            (e) No Environmental Claims have been asserted against the Company or any Company Subsidiary, nor does the Company have any actual knowledge or notice of any threatened or pending Environmental Claim against the Company or any Company Subsidiary.

            (f) The Company has made available to Buyer all site assessments, compliance audits, remediation studies and other similar studies and reports in its possession, custody or control relating to (i) the environmental conditions on, under or about the properties or assets currently or formerly owned, leased, operated or used by the Company or any Company Subsidiary or any predecessor in interest thereto and (ii) any Hazardous Materials used, managed, handled, transported, treated, generated, stored, discharged, emitted, or otherwise released by the Company or any Company Subsidiary or any other Person on, under, about or from any of the properties currently or formerly owned or leased, or otherwise in connection with the use or operation of any of the properties owned or leased, or otherwise in connection with the use or operation of any of the properties and assets of the Company or any Company Subsidiary , or their respective businesses and operations.

            (g) "Environmental Laws" shall mean any and all foreign, federal, state or local statutes, rules, regulations or ordinances, as well as any order, decree, determination, judgment or injunction issued, promulgated, approved or entered thereunder by any Governmental Entity, including requirements of common law, relating to pollution or the protection, cleanup or restoration of the environment, or to human health as it relates to the environment or to the use, generation, handling, treatment, disposal, storage, release or threatened release of Hazardous Materials. For purposes of this
Section 5.16, the term "predecessor in interest" shall mean a corporate predecessor, not an unrelated predecessor in occupancy or ownership of any such facilities.

            (h) "Environmental Claims" refers to any complaint, notice, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, or other communication from any governmental agency, office or other authority, or any third party, involving or alleging violations of Environmental Laws or releases of Hazardous Materials (i) from any assets, properties or businesses of the Company, or any Company Subsidiary or any predecessor in interest of the Company or any Company Subsidiary; (ii) from adjoining properties or businesses (provided that, for the avoidance of doubt, any such claim, litigation, investigation, judicial or administrative proceeding, judgment, or other communication from any governmental agency, office or other authority, or any third party shall be against the Company or any Company Subsidiary); or (iii) from or onto any facilities which received Hazardous Materials generated by the Company, any Company Subsidiary or any predecessor in interest.

            Section 5.17 Opinion of Financial Advisor. The Company has received a written opinion from Houlihan Lokey Howard & Zukin ("HLHZ"), dated as of the date hereof, to the effect that the Company Merger Consideration is fair to the stockholders of the Company from a financial point of view, and the Company has received the permission of HLHZ to include such opinion in the Proxy Statement/Prospectus.

            Section 5.18 Contracts. (a) Section 5.18(a) of the Company Disclosure Letter sets forth a list of all contracts, agreements, arrangements or understandings (written or oral) ("Contracts") to which the Company or any of the Company Subsidiaries is a party or by which it or any of them is bound and which:

            (i) require the payment by or to the Company or the Company Subsidiaries of amounts in excess of $100,000 per annum or are joint venture or strategic alliance or similar agreements;

            (ii) restrict the Company or any of the Company Subsidiaries from engaging in any line of business in any geographic area or competing with any person or entity or restricting the ability of the Company or the Company Subsidiaries to acquire equity securities of any person or entity;

            (iii) are employment, consulting or severance contracts applicable to any employee, officer, director, consultant or stockholder of the Company or the Company Subsidiaries, other than any contract which by its terms the Company or any Company Subsidiary may terminate on not more than 60 days' notice without liability;

            (iv) were entered into in connection with an acquisition, sale, lease, license, disposition or similar agreement of or regarding another entity, block of business, real property or other assets or property by the Company or any Company Subsidiary either not in the ordinary course of business (separately identifying any such Contract which includes a continuing payment or indemnity obligation), or which pertain to any such assets or property and which have a remaining payment obligation in each case greater than $250,000;

            (v) is an evidence of any indebtedness for borrowed money of the Company or any of the Company Subsidiaries, including without limitation, any note, bond, mortgage, deed of trust, credit agreement, loan agreement, security agreement, or indenture, but excluding any credit card agreement or any security agreement accompanying loans secured by personal property with amounts outstanding in the aggregate of less than $100,000;

            (vi) is an intercompany agreement, including without limitation, any tax sharing, expense sharing, employee leasing or other similar agreement;

            (vii) is a management, administrative services or data processing Contract, excluding off-the-shelf or "shrink-wrap" software licenses and any other licenses required to be set forth in Section 5.19(b) of the Company Disclosure Letter (the contracts in clause (i)-(vii), together with any other Contracts filed as exhibits to the Prior SEC Reports and any licenses required to be set forth in Section 5.19(b) of the Company Disclosure Letter, collectively, the "Company Contracts").

            (b) With respect to each of the Company Contracts, to the knowledge of the Company: such contract is (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) valid and binding upon the Company or any Company Subsidiary party thereto and, to the Company's knowledge, the other party thereto and is in full force and effect.

            Section 5.19 Intellectual Property. (a) Owned Intellectual Property. Section 5.19(a) of the Company Disclosure Letter sets forth a complete and correct list of all Intellectual Property that is owned by the Company (the "Owned Intellectual Property"), except for any (i) Owned Intellectual Property that consists of inventions, trade secrets, processes, formulas, designs, ideas, manufacturing and production processes and techniques, technical data and confidential information and (ii) Owned Intellectual Property that is not registered or subject to application for registration and that is not material to the business or operations of the Company and the Company Subsidiaries taken as a whole .

            "Intellectual Property" shall mean the United States and foreign trademarks, service marks, trade names, trade dress, domain names, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing, the United States and foreign letters patent and patent applications, and inventions, processes, designs, formulas, trade secrets, know-how, ideas, manufacturing and production processes and techniques, technical data, confidential information, Software (as hereinafter defined), firmware, mask works and other semiconductor chip rights and applications, registrations and renewals thereof, and all similar intellectual property rights, tangible embodiments of any of the foregoing (in any medium including electronic media), and licenses of any of the foregoing.

            "Software" shall mean all computer software, including all source code and object code versions thereof, in any and all forms and media, whether recorded on paper, magnetic media or other electronic or non-electronic media, including data and related documentation, user manuals, training materials, flow charts, diagrams, descriptive tests and programs, computer print-outs, underlying tapes, computer databases (and similar items) and computer applications and operating programs.

            (b) Licensed Intellectual Property. Section 5.19(b) of the Company Disclosure Letter sets forth a complete and correct list of all the Intellectual Property used or held for use in connection with, necessary for the conduct of, or otherwise material to, the business or operations of the Company and the Company Subsidiaries taken as a whole, except for the Owned Intellectual Property (the "Licensed Intellectual Property," and, together with the Owned Intellectual Property, the "Company Intellectual Property"). The Company has the right to use the Company Intellectual Property for the life thereof, for any purpose or, in the case of Licensed Intellectual Property, the life of the license and the purposes for which it is, has been or is intended to be used by the Company or any Company Subsidiary, free from (i) any liens and (ii) any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever, except (x) for any payments that have been satisfied in full prior to the date hereof, (y) as set forth in Section 5.19(b) of the Company Disclosure Letter, or (z) for such liens, requirements, conditions or restrictions the failure of which to have, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Immediately after the Closing, the Company shall own or have licensed to it all the Company Intellectual Property, in each case free from liens and on the same terms and conditions as in effect prior to the Closing, except as otherwise disclosed in Section 5.19(b) of the Company Disclosure Letter.

            (c) No Infringement. The conduct of the business or operations of the Company and the Company Subsidiaries taken as a whole does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To the actual knowledge of the Company, none of the Owned Intellectual Property is being infringed or otherwise used or available for use by any Person without a license or permission from the Company.

            (d) No Intellectual Property Litigation. No claim or demand of any Person has been made or, to the knowledge of the Company, threatened, that (i) challenges the rights of the Company or any Company Subsidiary in respect of any Company Intellectual Property, (ii) asserts that the Company or any Company Subsidiary is infringing or otherwise in conflict with, or is (except as set forth in Section 5.19(d) of the Company Disclosure Letter), required to pay any royalty, license fee, charge or other amount with regard to any Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement set forth or required to be set forth in Section 5.19(a) or Section 5.19(b) of the Company Disclosure Letter.

            (e) Due Registration, Etc. The Owned Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Copyright Office or other filing offices, domestic or foreign, to the extent reasonably necessary or desirable to ensure protection under any applicable law, and such registrations, filings, issuances and other actions remain in full force and effect, in each case, to the extent material to the business or operations of the Company and the Company Subsidiaries taken as a whole. Except as set forth in Section 5.19(e) of the Company Disclosure Letter, the Company has taken all actions reasonably necessary in the relevant jurisdictions to ensure full protection of the Company Intellectual Property (including maintaining the secrecy of all confidential Intellectual Property) under any applicable law.

            (f) Software. The Company has valid licenses to all copies of all Software that is utilized by it or any Company Subsidiary in connection with the conduct of its business that is not owned by the Company ("Licensed Software"), and the use by the Company or any Company Subsidiary of such Licensed Software, including without limitation all modifications and enhancements thereto (whether created by the Company or by a third party) is in full compliance with the terms and provisions of such licenses (except for noncompliance that, individually or in the aggregate, could not have a Company Material Adverse Effect). The Company owns all right, title and interest in and to all Software developed by or exclusively for the Company or any Company Subsidiary (collectively, the "Owned Software"), including but not limited to all Intellectual Property rights therein and thereto, except for Licensed Software identified on Section 5.19(f) of the Company Disclosure Letter as Software incorporated into the Owned Software, and except as may have been licensed by the Company to any party which developed such Software for the Company. To the knowledge of the Company, there are no defects in the Owned Software that would prevent such Owned Software from performing in all material respects the tasks and functions that it was intended to perform.

            (g) Calendar Function. Except as set forth on Section 5.19(g) of the Company Disclosure Letter, all Owned Software, firmware and hardware and, to the knowledge of the Company, the material Software used in the business or operations of the Company and the Company Subsidiaries taken as a whole that contains or calls on a calendar function, including but not limited to any function that is indexed to a computer processing unit clock, provides specific dates or calculates spans of dates, is able to record, store, process and provide true and accurate dates and calculations for dates and spans of dates (including leap year calculations) including and following January 1, 2000.

            Section 5.20 Voting Requirements; Takeover Statutes. (a) The affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Company Common Stock, voting as a single class, at the Special Meeting (the "Stockholder Approval") are the only votes of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement, the Merger, the Contribution and the other transactions contemplated by this Agreement and the Ancillary Agreements on behalf of the Company. Each of the Company's and Spinco's Boards of Directors have unanimously approved the Bylaw Amendments.

            (b) Approval of the Bylaw Amendments by the Boards of Directors of the Company and Spinco as set forth in Section 5.20(a) is sufficient to render inapplicable Sections 78.378 to 78.3793 of the GCLN to this Agreement, the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements which sections may otherwise prevent the shares of Surviving Company Common Stock acquired by the Buyer in the Merger, the shares of Spinco Common Stock acquired by Merger Sub in the Spinco Stock Purchase or pursuant to the Ancillary Agreements and the shares covered by the Voting Agreement to have full voting rights. The Board of Directors of the Company has passed a resolution (the "Interested Stockholder Resolution") adopting and approving the terms of this Agreement, the Merger, the Contribution, the Voting Agreement, the Option Agreement, and the other transactions contemplated by this Agreement and the Ancillary Agreements, and such approval is sufficient to render inapplicable the prohibitions against future combinations as defined in, and contained in, Sections 78.411 to 78.444 of the GCLN to Buyer, this Agreement, the Merger, the Contribution, the Voting Agreement, the Option Agreement, and the other transactions contemplated by this Agreement and the Ancillary Agreements. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, or any of the other transactions contemplated hereby, and no provision of the Articles of Incorporation, By-laws or other governing instruments of the Company or any of the Company Subsidiaries would, directly or indirectly, restrict or impair the ability of Buyer to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of the Company, Spinco and the other Company Subsidiaries that may be acquired or controlled by Buyer.

            Section 5.21 Disclosure. To the Company's knowledge, no representation or warranty by the Company or the Company Subsidiaries contained in or made in any certificate delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading.

            Section 5.22 Transactions with Affiliates. Except as contemplated by this Agreement and the Ancillary Agreements, neither the Company nor any Company Subsidiary has entered into any material transaction, contract or arrangement with an Affiliate (other than the Company, any Company Subsidiary or the Buyer) (i) since January 1, 1998 or (ii) prior to January 1, 1998 in respect of which either the Company or a Company Subsidiary has or may in the future have continuing obligations.

            "Affiliate" or "affiliate" shall mean a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, including but not limited to a subsidiary of the first Person, a Person of which the first Person is a subsidiary, or another subsidiary of a Person of which the first Person is also a subsidiary. "Control" (including the terms "controls" "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

                                ARTICLE VI
                  CONDUCT OF BUSINESS PENDING THE MERGER

            Section 6.1 Conduct of Business by the Company Pending the Merger. From the date hereof until the Effective Time, unless Buyer shall otherwise agree in writing, or as otherwise contemplated by this Agreement or the Ancillary Agreements, the Company and the Company Subsidiaries shall conduct their respective businesses solely in the ordinary course consistent with past practice and shall use all commercially reasonable efforts to preserve intact their business organizations and relationships with third parties (including but not limited to their respective relationships with policyholders and agents), to keep available the services of their present officers and key employees, subject to the terms of this Agreement. Except as otherwise provided in this Agreement or the Ancillary Agreements, from the date hereof until the Effective Time, without the prior written consent of Buyer:

            (a) the Company shall not and shall not permit any Company Subsidiary to adopt or propose any change in its Articles of Incorporation, Bylaws or similar organizational document;

            (b) the Company shall not declare, set aside or pay any dividend or other distribution with respect to or acquire any shares of capital stock of the Company, or split, combine or reclassify any of the Company's capital stock, and the Company and the Company Subsidiaries shall not repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company;

            (c) the Company shall not, and shall not permit any Company Subsidiary to, merge or consolidate with any other person or (except in the ordinary course of business after notice to Buyer) acquire a material amount of assets of any other person;

            (d) the Company shall not, and shall not permit any Company Subsidiary to, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract to which the Company or any Company Subsidiary is a party, or waive, release or assign any material rights or claims. The Company shall not, nor shall it permit any Company Subsidiary to, enter into any contract not in the ordinary course of business involving total consideration of $100,000 or more with a term longer than one year which is not terminable by the Company or any Company Subsidiary without penalty upon no more than 30 days' prior notice;

            (e) the Company shall not, and shall not permit any Company Subsidiary to, sell, lease, license or otherwise surrender, relinquish or dispose of (i) any material facility owned or leased by the Company or any Company Subsidiary or (ii) any assets or property which are material to the Company and the Company Subsidiaries, taken as a whole, except pursuant to existing contracts or commitments, or in the ordinary course of business after notice to Buyer;

            (f) the Company shall not, and shall not permit any Company Subsidiary to, settle any material Tax audit or Tax proceeding, make or change any material Tax election or Tax accounting method or file amended Tax Returns unless required by law or such settlement results in a refund to the Company and in each case the Company notifies Buyer at least five days prior to the date any such action is taken;

            (g) except upon the exercise of stock options existing on the date hereof, the Company and the Company Subsidiaries shall not issue any capital stock or other securities or enter into any amendment of any material term of any outstanding security of the Company, and the Company and the Company Subsidiaries shall not incur any material indebtedness except in the ordinary course of business pursuant to existing credit facilities or arrangements, amend or otherwise increase, accelerate the payment or vesting of the amounts payable or to become payable under or fail to make any required contribution to, any Company Benefit Plan or materially increase any non-salary benefits payable to any employee or former employee, except in the ordinary course of business consistent with past practice, as required by applicable law or as otherwise permitted by this Agreement;

            (h) except as may be required by applicable law or as may be necessary for compliance under Section 401(a) of the Code, if applicable, the Company shall not, and shall not permit any Company Subsidiary to (i) grant Options, Company SAR's or other equity-related awards; (ii) grant any increase in the compensation, bonus, severance, termination pay or other benefits of any former or current employee, agent, consultant, officer or director of the Company or any Company Subsidiary; (iii) enter into or amend any employment agreement, deferred compensation, consulting, severance, termination, indemnification or any other such agreement with any such former or current employee, agent, consultant, officer or director of the Company or any Company Subsidiary; or (iv) amend, adopt or terminate any Company Benefit Plan;

            (i) the Company shall not change any method of accounting or accounting practice by the Company or any Company Subsidiary, except for any such change required by GAAP or SEC rules and regulations;

            (j) the Company shall not, and shall not permit any Company Subsidiary to, enter into any transaction, contract or arrangement whatsoever with an Affiliate (other than the Company or any Company Subsidiary other than Spinco), except transactions in the ordinary course of business consistent with past practice pursuant to pre-existing contracts disclosed in the Prior SEC Reports;

            (k) the Company shall not release any third party from any material obligation, or grant any consent, under any confidentiality or other agreement, or fail to fully enforce any such agreement, except in the ordinary course of business; and

            (l) the Company shall not, and shall not permit any Company Subsidiary to, agree or commit to do any of the foregoing, except as provided herein or in the Contribution Agreement.

            Section 6.2 Conduct of Buyer. Buyer shall not take any action or enter into any agreement or transaction which, individually or in the aggregate, would reasonably be expected to materially adversely affect the ability of Buyer or Merger Sub to consummate the transactions contemplated herein.

                                ARTICLE VII
                           ADDITIONAL AGREEMENTS

            Section 7.1 Access and Information. The Company shall afford to Buyer and its financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives access upon reasonable notice and during normal business hours throughout the period prior to the Effective Time to all of the books, records, properties, plants and personnel of the Company and the Company Subsidiaries and, during such period, shall furnish as promptly as practicable to Buyer (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, and (b) all other information as such other party reasonably may request, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of Buyer and Merger Sub to consummate the Merger.

            Section 7.2 Solicitation. (a) The Company agrees that neither it nor any Company Subsidiary shall, and that it shall use its best efforts to cause its and each Company Subsidiary's officers, directors, employees, advisors, representatives and agents not to, directly or indirectly, solicit, initiate or encourage any inquiry or proposal that constitutes or could reasonably be expected to lead to a Company Acquisition Proposal (as defined in Section 7.2(e)), provide any non-public information or data to any Person relating to a Company Acquisition Proposal, engage in any discussions or negotiations concerning a Company Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement a Company Acquisition Proposal or agree to, approve, recommend or accept, or propose publicly to agree to, approve, recommend or accept, a Company Acquisition Proposal, provided, however, that nothing contained in this Agreement shall prevent the Company or the Company's Board of Directors from, prior to the adoption of this Agreement by the stockholders of the Company, engaging in any discussions or negotiations with, or providing any non-public information to, any Person in response to an unsolicited bona fide Company Acquisition Proposal by any such Person, if and only to the extent that (i) the Company receives a Superior Proposal (as defined in Section 7.2(e)), which was not solicited after the date hereof, prior to the commencement of any such activities, discussions or negotiations, (ii) the Company's Board of Directors determines in good faith, after consultation with its legal and financial advisors, that it is necessary to do so in order for the Company's Board of Directors to comply with its fiduciary duties to the Company's stockholders under applicable law, (iii) prior to providing any information or data to any Person in connection with a proposal by any such

Person, the Company's Board of Directors receives from such Person a customary and reasonable executed confidentiality agreement and (iv) prior to providing any non-public information to any Person or entering into discussions or negotiations with any Person, the Company's Board of Directors notifies Buyer promptly of such inquiries, proposal or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, the Company, any Company Subsidiary or any of their officers, directors, employees, advisors and agents indicating, in connection with such notice, the name of such Person, the material terms and conditions of any proposals or offers and the substance of any discussions or negotiations. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any the Company Acquisition Proposal.

            (b) Notwithstanding the foregoing, prior to the adoption of this Agreement by the holders of the Company Common Stock, the Board of Directors of the Company may, if it has received a Superior Proposal, and if it concludes in good faith, after consultation with its legal and financial advisors that it is advisable to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, (i) withdraw or modify its approval or recommendation of the Merger or this Agreement, (ii) approve or recommend such Superior Proposal, or (iii) cause the Company to enter into any agreement with respect to any Superior Proposal, but only if Buyer does not make within 5 Business Days of receipt of the Company's written notification of its intention to enter into a definitive agreement with respect to a Superior Proposal an offer that the Board of Directors of the Company determines in good faith, after consultation with its independent financial advisors, involves consideration to the Company's stockholders and other terms and conditions that, taken as a whole, are at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal. If the Company's Board of Directors has withdrawn or modified its approval or recommendation of the Merger or this Agreement, approved or recommended a Superior Proposal or caused the Company to enter into any agreement with respect to a Superior Proposal, in each case in conformity with the provisions of the preceding sentence, then the Company shall terminate this Agreement pursuant to Section 9.3 hereof and pay to the Buyer the Termination Fee as required by Section 9.4 hereof.

            (c) Nothing contained in this Section 7.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with its legal and financial advisors, determines that it is advisable to do so in order to comply with its fiduciary duties to the Company stockholders under applicable law; provided, however, that neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 7.2(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Company Acquisition Proposal.

            (d) In addition to the obligations of the Company set forth in paragraphs (a), (b) and (c) of this Section 7.2, the Company promptly shall advise Buyer orally and in writing of any Company Acquisition Proposal, the identity of the person making any such Company Acquisition Proposal, and all the material terms and conditions thereof and promptly shall provide Buyer with a true and complete copy of such Company Acquisition Proposal, if in writing. The Company shall keep Buyer fully informed of the status and material details (including material amendments or proposed amendments) of any such Company Acquisition Proposal or of any discussions or negotiations related thereto.

            (e) As used in this Agreement: "Superior Proposal" means a bona fide written Company Acquisition Proposal (x) to acquire, directly or indirectly, for consideration consisting of cash and/or securities and/or the contribution or combination of assets by merger or otherwise, more than 50% of the shares and/or voting power of Company Common Stock then outstanding or all or substantially all the assets of the Company, (y) otherwise on terms which the Board of Directors of the Company decides in its good faith reasonable judgment to be more favorable to the Company's stockholders than the Merger (based on the advice, with only customary qualifications, of the Company's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Merger), for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors, based on advice from the Company's independent financial advisor, is reasonably capable of being obtained by such third party and (z) which the Board of Directors determines, in its good faith reasonable judgment, taking into account all legal, financial and regulatory aspects of such proposal, is reasonably likely to be consummated without undue delay; and "Company Acquisition Proposal" means any written proposal for a merger, consolidation or other business combination involving the Company or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in any more than 15% of the voting power of, or a substantial portion of the assets of, the Company and/or the Company Subsidiaries, taken as a whole, other than the Merger and the other transactions contemplated by this Agreement or the Ancillary Agreements.

            Section 7.3 Filings; Other Action. Subject to the terms and conditions herein provided, as promptly as practicable, the Company, Merger Sub and Buyer shall: (i) promptly make all filings and submissions under the HSR Act and all filings required by the regulatory authorities of any of the several states, the District of Columbia and the Commonwealth of Puerto Rico, and deliver notices and consents to jurisdiction to Governmental Entities, each as reasonably may be required to be made in connection with this Agreement, the Merger and the other transactions contemplated hereby, (ii) use all reasonable efforts to cooperate with each other in (A) determining which filings are required to be made prior to the Effective Time with, and which material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from, Governmental Entities of the United States, the several states or the District of Columbia, the Commonwealth of Puerto Rico and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations, and (iii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, advisable or appropriate to consummate and make effective the Merger and the other transactions contemplated hereby as soon as practicable. Buyer shall pay the fee required for filings under the HSR Act. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Buyer, Merger Sub, the Company and the Surviving Corporation shall take all such necessary action. In connection with the foregoing, the Company will, and will cause each Company Subsidiary to, provide Buyer and Merger Sub, and Buyer and Merger Sub will provide the Company, with copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Entity or members of their respective staffs, on the other hand, with respect to this Agreement, the Merger and the other transactions contemplated hereby and thereby. At all times prior to the Closing, (i) the Company shall promptly notify Buyer in writing of any fact, condition, event or occurrence that could reasonably be expected to result in the failure of any of the conditions contained in Sections 8.1 and
8.3 to be satisfied, promptly upon becoming aware of the same and (ii) Buyer shall promptly notify the Company in writing of any fact, condition, event or occurrence that could reasonably be expected to result in the failure of any of the conditions contained in Sections 8.1 and 8.2 to be satisfied, promptly upon becoming aware of the same. Each of Buyer, Merger Sub and the Company acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers or similar third party actions which are material to the consummation of the Merger and the other transactions contemplated hereby, and each of Buyer, Merger Sub and the Company agree to take such action as is necessary to complete such notifications and obtain such clearances, approvals, waivers or third party actions, provided, however, that nothing in this Section 7.3 or elsewhere in this Agreement shall require any party hereto to incur expenses in connection with the Merger and the other transactions contemplated hereby which are not reasonable under the circumstances in relation to the size of the Merger and the other transactions contemplated hereby or require Buyer, Merger Sub, the Surviving Corporation, the Company or any Company Subsidiary to hold separate, or make any divestiture of, any asset or otherwise agree to any material restriction on their operations in order to obtain any waiver, consent or approval required by this Agreement.

            Section 7.4 Public Announcements. Buyer and Merger Sub, on the one hand, and the Company, on the other hand, agree that they will not issue any press release or otherwise make any public statement with respect to this Agreement or the Merger and the other transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld or delayed), except as may be required by applicable law.

            Section 7.5         Company Indemnification Provision; Insurance.
(a) Buyer and Merger Sub agree that all rights to indemnification existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the Company or any of the Company Subsidiaries (collectively, the "Indemnified Parties") as provided in the Company's Articles of Incorporation or Bylaws or the Certificate or Articles of Incorporation, Bylaws or similar organizational documents of any of the Company Subsidiaries as in effect as of the date hereof or pursuant to the terms of any indemnification agreements entered into between the Company and any of the Indemnified Parties with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect (without modification or amendment, except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification), to the fullest extent and for the maximum term permitted by law, and shall be enforceable by the Indemnified Parties against the Surviving Corporation.

            (b) Buyer shall cause to be maintained in effect for six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Buyer may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous) with respect to matters occurring on or prior to the Effective Time; provided, however, that Buyer shall not be required to cause such insurance to be maintained if the annual premium therefor would be in excess of 250% of the last annual premium paid prior to the date of this Agreement; provided, further, that if the same coverage cannot be obtained without paying an annual premium in excess of such limit, Buyer shall cause to be maintained as much coverage as can be obtained by paying an annual premium equal to such limit.

            (c) The provisions of this Section 7.5 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

            Section 7.6 Comfort Letter. The Company shall use all reasonable efforts to cause Deloitte & Touche LLP or their successor, the Company's independent accountants, and/or any other relevant auditors, to deliver to Buyer letters dated as of the date of the Proxy Statement/Prospectus and the Registration Statement and addressed to Buyer, in form and substance reasonably satisfactory to Buyer, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of the Company and the Company Subsidiaries contained in the Proxy Statement/Prospectus and the Registration Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to similar Registration Statements or transactions similar to the Merger.

            Section 7.7 Stockholder Litigation. The Company shall give Buyer the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement; provided, however, that Buyer shall have the right to prevent the Company from entering into any such settlement without Buyer's consent if Buyer agrees to indemnify each director of the Company for the amount of his or her individual liability (whether as a director or in any other capacity), if any, arising from the underlying claim, net of any insurance proceeds received by such director, that is in excess of the amount that such director would have been liable for under such settlement (whether as a director or in another capacity).

            Section 7.8 Environmental Site Assessment. Buyer shall have the right to prepare, or cause to be prepared, for a period of no longer than 30 days from the date hereof (the "ESA Time Limit"), a phase one environmental site assessment of the real property and the other assets, equipment and facilities owned, leased, operated or used by the Company or any Company Subsidiary (the "Environmental Site Assessment"), which shall include physical inspections of the real property and such assets, equipment and facilities, review of all relevant records in the possession or custody or under the control of the Company or any Company Subsidiary and review of relevant governmental agency records. The Company shall provide the Buyer and the Buyer's agents with reasonable access to the facility in order for the Buyer and its agents to prepare and complete the Environmental Site Assessment.

            Section 7.9 No Bylaw Amendment. The Board of Directors of the Company shall not amend the Bylaws of the Company so that Sections 78.378 to 78.3793 of the GCLN apply to the Company Common Stock or any stockholder of the Company.

            Section 7.10 Ancillary Amendments. Prior to the Closing, the Company shall, or shall cause any Company Subsidiary to, transfer the assets (and only the assets) required to be so transferred pursuant to the Contribution Agreement to Spinco and shall cause Spinco to assume the liabilities (and only the liabilities) required to be so assumed pursuant to the Contribution Agreement, and the Company shall, or shall cause any Company Subsidiary to, consummate all other transactions contemplated by the Ancillary Agreements to have been consummated prior to the Closing Date in accordance with the terms of such Ancillary Agreements.

            Section 7.11 Compliance. Buyer shall cause Merger Sub to comply with each and all of Merger Sub's representations and warranties, covenants and agreements set forth in this Agreement and the Ancillary Agreements.

            Section 7.12 Appraisal. Prior to the Closing, the Company shall cause to be prepared by HLHZ or another nationally recognized investment banking or appraisal firm reasonably acceptable to Buyer, an appraisal of the value of Spinco. Such appraised valuation shall be used by the Company, Buyer and Merger Sub as the value of Spinco on all relevant Tax Returns.

                                  ARTICLE VIII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

            Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, or written waiver by such party, at or prior to the Effective Time of the following conditions:

            (a) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall not have been withdrawn or terminated;

            (b) no statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any federal or state court or governmental authority having jurisdiction which prohibits, restrains, enjoins or restricts consummation of the Merger;

            (c) each of the Company, the Company Subsidiaries, Merger Sub and Buyer shall have made such filings, and obtained such material permits, authorizations, consents, or approvals, required by Governmental Requirements to consummate the transactions contemplated hereby, and the appropriate forms shall have been executed, filed and approved as required by the Governmental Requirements; and

            (d) this Agreement, the Merger, the Contribution and the other transactions contemplated by this Agreement and the Ancillary Agreements shall have been adopted and approved by the requisite vote of the stockholders of the Company in accordance with the applicable provisions of the GCLN (the "Requisite Vote").

            Section 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

            (a) each of Buyer and Merger Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time; the representations and warranties of Buyer and Merger Sub contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement and except that representations and warranties that are made as of a specific date shall have been true and correct in all material respects as of such specified date; and the Company shall have received a certificate of the President or the Chief Financial Officer of the Buyer as to the satisfaction of this condition; and

            Section 8.3 Conditions to Obligations of Buyer and Merger Sub to Effect the Merger. The obligations of Buyer and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

            (a) the Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time; and the representations and warranties of the Company contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement and except that representations and warranties that are made as of a specific date shall have been true and correct in all material respects as of such specified date; and Buyer shall have received a certificate of the President or the Chief Financial Officer of the Company as to the satisfaction of this condition;

            (b) each person serving as a director of the Company immediately prior to the Effective Time, shall have delivered to the Company an irrevocable resignation from such position, effective as of the Effective Time;

            (c) since the date of this Agreement, there shall not have occurred or be continuing any event, condition or set of circumstances which, individually or in the aggregate, has had or is reasonably likely to result in a Company Material Adverse Effect;

            (d) the third party consents listed on Section 8.3(d) of the Company Disclosure Letter shall have been obtained and all other third party consents shall have been obtained other than consents the failure of which to be obtained would not reasonably be expected to have a Company Material Adverse Effect;

            (e) holders of the Company Common Stock representing, in the aggregate, not more than 10% of the Company Common Stock outstanding, shall have exercised dissenters' rights by delivering notice to the Company of an intent to demand payment for such shares pursuant to the Dissenters Statute;

            (f) the transactions contemplated by the Ancillary Agreements to have been consummated prior to the Closing Date shall have been consummated in accordance with the terms of such Ancillary Agreements, and Spinco shall have issued the shares of Spinco Common Stock pursuant to the Spinco Stock Purchase;

            (g) the Bylaw Amendment and the Interested Stockholder Resolution shall have been adopted and approved by the Board of Directors of the Company in accordance with the applicable provisions of the GCLN and such Bylaw Amendment and Interested Stockholder Resolution shall remain in full force and effect;

            (h) the Buyer shall have received the Environmental Site Assessment, which shall not contain any information that would reasonably be expected to result in a breach of any of the representations and warranties that are contained in Section 5.16, disregarding for such purposes any qualifications contained in such representations and warranties, or the ESA Time Limit shall have expired without Buyer having received an Environmental Site Assessment; and

            (i) the holders of Company Options and of Company Warrants representing at least 90% of the Company Common Stock covered by the outstanding Company Options and Company Warrants shall have signed Cancellation Agreements.

                                   ARTICLE IX
                                  TERMINATION

            Section 9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by mutual written agreement of Buyer and the Company.

            Section 9.2         Termination by Either Buyer or the Company.
This Agreement may be terminated and the Merger may be abandoned by action of either Buyer or the Board of Directors of the Company if (a) this Agreement, the Merger and the other transactions contemplated hereby shall fail to receive the Requisite Vote for approval and adoption by the stockholders of the Company at the Special Meeting, or (b) the Merger shall not have been consummated on or before May 31, 2000; provided, however, that this Agreement may be extended (i) by the mutual written agreement of Buyer and the Company, or (ii) by written notice of either Buyer or the Company to a date no later than June 30, 2000, if the Merger shall not have been consummated as a direct and principal result of the conditions in Sections 8.1(a) or 8.1(c) not having been satisfied by such date; provided, that the party seeking to terminate this Agreement pursuant to clause (b) shall not be in material violation of any of its representations, warranties or covenants set forth in this Agreement.

            Section 9.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of the Company, if: (a) prior to the Special Meeting, the Board of Directors of the Company has withdrawn, or modified or changed in a manner adverse to Buyer and Merger Sub its approval or recommendation of this Agreement or the Merger in accordance with Section 7.2(b) in order to approve and permit the Company to execute a definitive agreement relating to a Superior Proposal; provided, however, that upon any such withdrawal, modification, change or termination, the Company shall comply with Section 9.4; (b) there has been a breach by Buyer or Merger Sub of any representation or warranty contained in this Agreement which would have or would reasonably be likely to have a Buyer Material Adverse Effect and is not cured, if curable, within thirty (30) days after notice; or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Buyer or Merger Sub, which breach is not curable or, if curable, is not cured within thirty (30) days after notice.

            Section 9.4 Termination Fee. (a) In the event of termination of this Agreement by the Company pursuant to Section 9.3(a), such termination shall not be effective unless and until the Company shall have paid to the Buyer, a fee, in immediately available funds equal to $1,300,000 (the "Termination Fee"). In the event of termination of this Agreement pursuant to
Section 9.2(a), the Company shall pay to the Buyer the

Termination Fee in immediately available funds, within two business days after such termination, if and only if, at the time of such termination, the Board of Directors of the Company shall have failed to recommend that the Company stockholders approve the Merger and adopt this Agreement or such recommendation shall have been withdrawn or modified in a manner that is adverse to the Company. In the event of termination of this Agreement by the Buyer pursuant to
Section 9.5(c), the Company shall pay to the Buyer the Termination Fee within two business days after such termination. If (1) Buyer terminates this Agreement pursuant to either Section 9.5(a) or (b), (2) prior to such termination, the Company shall have received a Company Acquisition Proposal and
(3) within twelve months thereafter the Company enters into a definitive agreement with respect to a Company Acquisition Proposal or a Company Acquisition Proposal is consummated, in each case, involving any party (x) with whom the Company had any discussions with respect to a Company Acquisition Proposal, (y) to whom the Company furnished information with respect to or with a view to a Company Acquisition Proposal or (z) who had submitted a proposal or expressed any interest publicly in a Company Acquisition Proposal, in the case of each of clauses (x), (y) and (z), on or prior to the date of such termination, the Company shall pay the Termination Fee upon the earlier of the execution of such agreement or upon consummation of such Company Acquisition Proposal; provided, however, that the Termination Fee shall not be payable pursuant to this sentence if the aggregate consideration payable by any party other than the Company pursuant to such Company Acquisition Proposal has a fair market value as of the date of consummation of any such transaction that is less than the fair market value as of the date hereof of the sum of (i) the aggregate Merger Consideration payable pursuant to this Agreement and (ii) the aggregate Option and Warrant Consideration payable pursuant to this Agreement.

            (b) In the event of termination of this Agreement by the Company pursuant to Section 9.3(b) or (c), Buyer shall pay the Company a fee in the amount of $1,000,000 (the "Buyer Fee") within two business days after such termination. In the event of termination of this Agreement by the Company or Buyer pursuant to Section 9.2(b), if (i) at the time of such termination the Company is not in material breach of any of its representations, warranties, covenants or agreements in this Agreement, (ii) the stockholders party to the Voting Agreement have not materially breached any of their representations, warranties, covenants or agreements in the Voting Agreement, and (iii) this Agreement, the Merger or the other transactions contemplated hereby shall not have failed to receive the Requisite Vote for approval and adoption by the stockholders of the Company at the Special Meeting (if such a meeting is held), Buyer shall pay the Company its reasonable fees and expenses related to this Agreement and the transactions contemplated hereby up to $350,000 (the "Buyer Expenses"). The Buyer Fee and the Buyer Expenses may be paid at Buyer's option either in immediately available funds or as a reduction of the amounts owing under the Promissory Note.

            (c) The Termination Fee shall constitute liquidated damages and Buyer and Merger Sub's sole and exclusive remedy for any and all liabilities and obligations for damages arising under or in connection with this Agreement, and upon the payment of such Termination Fee, no party to this Agreement shall have any liability or further obligation to the other party under or in connection with this Agreement or the termination hereof, provided that this sentence is intended to limit the remedies available to a party only when the Termination Fee has been paid. The Buyer Fee shall constitute liquidated damages and the Company's sole and exclusive remedy for any and all liabilities and obligations for damages arising under or in connection with this Agreement, and upon the payment of such Buyer Fee, no party to this Agreement shall have any liability or further obligation to the other party under or in connection with this Agreement or the termination hereof, provided that this sentence is intended to limit the remedies available to a party only when the Buyer Fee has been paid pursuant to Section 9.4(b). If the Company fails to promptly pay the amount due pursuant to Section 9.4(a), and, in order to obtain such payment, Buyer commences a suit which results in a judgment against the Company, for the Termination Fee set forth in Section 9.4(a), the Company shall pay to Buyer its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Bank of America in effect from time to time during such period plus two percent. If Buyer fails to promptly pay the amount due pursuant to Section 9.4(b), and, in order to obtain such payment, the Company commences a suit which results in a judgment against Buyer, for the Buyer Fee set forth in Section 9.4(b), Buyer shall pay to the Company its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Bank of America in effect from time to time during such period plus two percent. The provisions of this Section 9.4 shall not impose any limitation with respect to any claim that any party may have against any Person who is not a party. The parties hereby acknowledge that the agreements made in this Section 9.4 are integral to this Agreement and without such agreements, they would not enter into this Agreement.

            (d) For purposes of this Section 9.4, the fair market value of any non-cash consideration consisting of:

      (A) securities listed on a national securities exchange or traded on the NASDAQ/NMS shall be equal to the average closing price per share of such security as reported on such exchange or NASDAQ/NMS for the five trading days after the date of determination; and

      (B) consideration which is other than cash or securities of the form specified in clause (A) of this Section 9.4(d) shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by the parties within 10 business days of the event requiring selection of such banking firm; provided, however, that if the parties are unable to agree within two business days after the date of such event as to the investment banking firm, then the parties shall each select one firm, and those firms shall select a third investment banking firm, which third firm shall make such determination; provided further, that the fees and expenses of such investment banking firm shall be borne by the Company. The determination of the investment banking firm shall be binding upon the parties.

            Section 9.5 Termination by Buyer. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of Buyer, if (a) there has been a breach by the Company or a Company Subsidiary of any representation or warranty contained in this Agreement which would have or would reasonably be likely to have a Company Material Adverse Effect and is not cured, if curable, within thirty (30) days after notice; (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company or a Company Subsidiary, which breach is not curable or, if curable, is not cured within thirty (30) days after notice; or (c) the Board of Directors of the Company shall have withdrawn, modified or changed in a manner adverse to Buyer and Merger Sub its approval or recommendation of this Agreement or the Merger or shall have recommended a Company Acquisition Proposal, or shall have executed an agreement in principle (or similar agreement) or definitive agreement providing for a Company Acquisition Proposal or other business combination with a person or entity other than Merger Sub.

            Section 9.6 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article IX, written notice thereof shall as promptly as practicable be given to the other party to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein: (i) provided that a party who is in material breach of its representations, warranties, covenants or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses incurred by the other party in connection with this Agreement and the transactions contemplated hereby, there shall be no liability or obligation on the part of Buyer, Merger Sub, the Company or the Company Subsidiaries or their respective officers and directors, except as provided in Section 9.4, and all obligations of the parties shall terminate, except for the obligations of the parties pursuant to this Section 9.6 and Sections 4.8, 5.14, 7.4, 9.4, 10.4, 10.5, 10.6, 10.10, 10.11 and 10.12 and (ii)
all filings, applications and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from the agency or person to which made.

                                   ARTICLE X
                               GENERAL PROVISIONS

            Section 10.1 Survival of Representations, Warranties and Agreements. No representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive beyond the Effective Time, other than those covenants and agreements which by their express terms apply in whole or in part after the Effective Time.

            Section 10.2 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

            (a)   If to Buyer, to:

                  GTECH Corporation
                  55 Technology Way
                  West Greenwich, RI 02817
                  Telecopy: (401) 392-0391
                  Attention: General Counsel

                  With copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York 10022
                  Telecopy: (212) 909-6836
                  Attention: Andrew L. Sommer, Esq.

            (b)   If to the Company, to:

                  On-Point Technology Systems, Inc.
                  1370 W. San Marcos Blvd.
                  Suite 100
                  San Marcos, CA 92069

                  Telecopy: (760) 510-4949
                  Attention: Frederick Sandvick

                  With a copy to:

                  Loeb & Loeb, LLP
                  1000 Wilshire Boulevard
                  Suite 1800
                  Los Angeles, CA 90017
                  Telecopy:   (212) 688-3460
                  Attention: Phillip E. Adler, Esq.

            Section 10.3 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            Section 10.4 Entire Agreement; Assignment. This Agreement (including the Exhibits, the Schedules and the Company Disclosure Letter and the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties hereto. This Agreement shall not be assigned by operation of law or otherwise.

            Section 10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to the provisions thereof relating to conflicts of law. The Company, Buyer and Merger Sub each irrevocably submits to the non-exclusive jurisdiction of any California State or United States Federal court sitting in the County of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement. The Company, Buyer and Merger Sub each irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in any such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. The Company, Buyer and Merger Sub each agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment. The Company, Buyer and Merger Sub each hereby irrevocably consents to service of copies of the summonses and complaints and any other process. Such service may be made by mailing or delivering a copy of such process to their respective addresses set forth above or by any other means provided for by applicable law.

            Section 10.6 Expenses. Except as provided in Section 9.4, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

            Section 10.7 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            Section 10.8 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

            Section 10.9 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

            Section 10.10 Severability; Validity; Parties in Interest. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            Section 10.11 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            SECTION 10.12 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED

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

AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12(B).


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

            IN WITNESS WHEREOF, each of Buyer, Merger Sub and the Company has caused this Agreement to be executed as of the date first above written.

                              GTECH CORPORATION

                              By:   /s/ Steven P. Nowick
                                   ---------------------------------------------
                                   Name:  Steven P. Nowick
                                   Title: Chief Operating Officer

                              55 Technology Way
                              West Greenwich, RI 02817

                              TRIO MERGER SUB CO., INC.

                              By:   /s/ Steven P. Nowick
                                   ---------------------------------------------
                                   Name:  Steven P. Nowick
                                   Title: Chief Operating Officer

                              55 Technology Way
                              West Greenwich, RI 02817

                              ON-POINT TECHNOLOGY SYSTEMS, INC.

                              By:   /s/  Frederick Sandvick
                                   ---------------------------------------------
                                   Name:  Frederick Sandvick
                                   Title: Chief Executive Officer

                              1370 W. San Marcos Blvd., Suite 100
                              San Marcos, CA 92069


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